                                                                 EXHIBIT 99.1

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                       TUSCARORA GAS TRANSMISSION COMPANY


                                       To


                        WILMINGTON TRUST COMPANY, Trustee



                 -----------------------------------------------

                  INDENTURE, ASSIGNMENT AND SECURITY AGREEMENT

                          Dated as of December 21, 1995

                 -----------------------------------------------


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

                                TABLE OF CONTENTS

SECTION                                               HEADING                                      PAGE
Parties...............................................................................................1


Granting Clauses......................................................................................2


ARTICLE ONE                DEFINITIONS................................................................3

       SECTION 1.01.       GENERAL....................................................................3
       SECTION 1.02.       SPECIFIC DEFINITIONS.......................................................3


ARTICLE TWO                GENERAL PROVISIONS AS TO THE NOTES........................................20

       SECTION 2.01.       GENERAL DESIGNATION, FORM, REGISTRATION AND LIMITATION IN AMOUNT OF
                               NOTES.................................................................20
       SECTION 2.02.       EXECUTION OF NOTES........................................................21
       SECTION 2.03.       NUMBER AND DESIGNATION OF NOTES...........................................21
       SECTION 2.04.       AUTHENTICATION AND DELIVERY OF NOTES BY TRUSTEE...........................21
       SECTION 2.05.       NOTES ISSUABLE IN SERIES; TERMS OF NOTES..................................21
       SECTION 2.06.       PROCEDURE FOR CREATION OF NEW SERIES OF NOTES.............................22
       SECTION 2.07.       EQUAL SECURITY OF NOTES...................................................22
       SECTION 2.08.       DATE OF NOTES AND INTEREST................................................22
       SECTION 2.09.       NOTE REGISTER, REGISTRAR AND TRANSFER AGENT...............................22
       SECTION 2.10.       TRANSFER OF NOTES; CHARGES THEREFOR; OWNERSHIP OF NOTES...................23
       SECTION 2.11.       REPLACEMENT NOTES.........................................................23
       SECTION 2.12.       EFFECT OF REPLACEMENT.....................................................24
       SECTION 2.13.       DISPOSITION OF SURRENDERED NOTES..........................................24

ARTICLE THREE              CREATION OF SERIES A NOTES................................................24

       SECTION 3.01.       SERIES A NOTES............................................................24
       SECTION 3.02.       PLACE AND FORM OF PAYMENT ON SERIES A NOTES...............................27

ARTICLE FOUR               ISSUANCE OF ADDITIONAL NOTES..............................................28

       SECTION 4.01.       ISSUANCE OF ADDITIONAL NOTES..............................................28

ARTICLE FIVE               COVENANTS OF THE COMPANY..................................................30

       SECTION 5.01.       PAYMENT...................................................................30
       SECTION 5.02.       TAXES AND ASSESSMENTS; COMPLIANCE WITH LAWS...............................31
       SECTION 5.03.       MAINTENANCE OF EXISTENCE AND RIGHTS.......................................31
       SECTION 5.04.       CARRY ON BUSINESS AND MAINTAIN PROPERTY...................................31
       SECTION 5.05.       INSURANCE.................................................................31
       SECTION 5.06.       NATURE OF BUSINESS........................................................34
       SECTION 5.07.       LIMITATIONS ON DEBT.......................................................34
       SECTION 5.08.       RESTRICTIONS ON ENCUMBRANCES..............................................35


                                      -i-

       SECTION 5.09.       RESTRICTED PAYMENTS.......................................................36
       SECTION 5.10.       GUARANTIES................................................................37
       SECTION 5.11.       SALE AND LEASEBACK OF PIPELINE............................................37
       SECTION 5.12.       EXPANSION PROJECTS........................................................38
       SECTION 5.13.       REPORTS AND RIGHTS OF INSPECTION..........................................39
       SECTION 5.14.       OPERATIVE DOCUMENTS; ETC..................................................43
       SECTION 5.15.       WARRANTY OF TITLE AND FURTHER ASSURANCES; CHANGE OF PRINCIPAL PLACE OF
                               BUSINESS..............................................................44
       SECTION 5.16.       OPINIONS OF COUNSEL TO BE FILED WITH TRUSTEE..............................44
       SECTION 5.17.       APPOINTMENT OF SUCCESSOR TRUSTEE..........................................44
       SECTION 5.18.       REPURCHASE OF NOTES.......................................................45
       SECTION 5.19.       TRANSACTIONS WITH AFFILIATES..............................................45
       SECTION 5.20.       CREATION AND MAINTENANCE OF REFUND ACCOUNT................................45

ARTICLE SIX                APPLICATION, WITHDRAWAL AND INVESTMENT OF TRUST MONEYS....................46

       SECTION 6.01.       TRUST MONEYS..............................................................46
       SECTION 6.02.       CREATION OF ACCOUNT.......................................................46
       SECTION 6.03.       SIERRA PACIFIC POWER TSA ACCOUNT..........................................46
       SECTION 6.04.       MANDATORY PREPAYMENT UPON CASUALTY OCCURRENCE.............................46
       SECTION 6.05.       OPTIONAL PREPAYMENT UPON SALE AND LEASEBACK...............................47
       SECTION 6.06.       INVESTMENT OF TRUST MONEYS................................................48

ARTICLE SEVEN              REMEDIES OF THE TRUSTEE AND NOTEHOLDERS ON EVENT OF DEFAULT...............48

       SECTION 7.01.       EVENTS OF DEFAULT DEFINED.................................................48
       SECTION 7.02.       ACCELERATION OF MATURITY AND ANNULMENT....................................51
       SECTION 7.03.       COVENANT TO MAKE PAYMENTS UPON DEFAULT....................................52
       SECTION 7.04.       REMEDIES IN CASE OF DEFAULT...............................................52
       SECTION 7.05.       TRUSTEE'S POWERS..........................................................53
       SECTION 7.06.       APPLICATION OF MONEYS BY TRUSTEE..........................................54
       SECTION 7.07.       LIMITATION ON SUITS; PRESERVATION OF RIGHTS TO PAYMENT AND TO SUE.........55
       SECTION 7.08.       REMEDIES CUMULATIVE; DELAY OR OMISSION NOT A WAIVER.......................56
       SECTION 7.09.       WAIVER OF EXTENSION, APPRAISEMENT, STAY, LAWS.............................56
       SECTION 7.10.       RESTORATION OF POSITIONS..................................................56
       SECTION 7.11.       RIGHTS OF NOTEHOLDERS TO DIRECT TRUSTEE; WAIVERS..........................56
       SECTION 7.12.       NOTICE BY TRUSTEE OF DEFAULTS.............................................57

ARTICLE EIGHT              THE TRUSTEE...............................................................57

       SECTION 8.01.       CERTAIN DUTIES AND RESPONSIBILITIES.......................................57
       SECTION 8.02.       CERTAIN RIGHTS OF THE TRUSTEE.............................................58
       SECTION 8.03.       TRUSTEE NOT RESPONSIBLE FOR CERTAIN MATTERS...............................59
       SECTION 8.04.       TRUSTEE'S RELATIONSHIP WITH COMPANY.......................................59


                                      -ii-

       SECTION 8.05.       TRUST MONEYS..............................................................59
       SECTION 8.06.       TRUSTEE'S COMPENSATION....................................................59
       SECTION 8.07.       RELIANCE ON OFFICER'S CERTIFICATES BY TRUSTEE AND OTHER PERSONS...........60
       SECTION 8.08.       CORPORATE TRUSTEE REQUIRED; ELIGIBILITY...................................60
       SECTION 8.09.       RESIGNATION AND REMOVAL OF TRUSTEE; APPOINTMENT OF SUCCESSOR..............60
       SECTION 8.10.       ACCEPTANCE OF APPOINTMENT BY SUCCESSOR....................................62
       SECTION 8.11.       SUCCESSOR TO TRUSTEE......................................................62
       SECTION 8.12.       SEPARATE OR CO-TRUSTEE, POWERS............................................62

ARTICLE NINE               CONCERNING THE NOTEHOLDERS................................................63

       SECTION 9.01.       EVIDENCE OF ACTION........................................................63
       SECTION 9.02.       PROOF OF EXECUTION........................................................64
       SECTION 9.03.       EFFECT OF ACTIONS BY HOLDERS OF NOTES.....................................64

'ARTICLE TEN               SUPPLEMENTAL INDENTURES; WAIVERS..........................................64

       SECTION 10.01.      SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF NOTEHOLDERS....................64
       SECTION 10.02.      MODIFICATIONS AND WAIVERS OF INDENTURE....................................65
       SECTION 10.03.      EFFECT OF SUPPLEMENTAL INDENTURES, WAIVERS, CONSENTS OR AMENDMENTS........66
       SECTION 10.04.      NOTATION OF CHANGES ON NOTES..............................................66
       SECTION 10.05.      TRUSTEE'S RELIANCE ON OPINION OF COUNSEL..................................66

ARTICLE ELEVEN             CONSOLIDATION, MERGER, AND SALE...........................................66

       SECTION 11.01.      CONSOLIDATION, MERGERS OR SALES PERMITTED ON CERTAIN TERMS................66

ARTICLE TWELVE             PREPAYMENT OF NOTES.......................................................68

       SECTION 12.01.      MANNER OF PREPAYMENT......................................................68
       SECTION 12.02.      NOTICE OF PREPAYMENT......................................................68
       SECTION 12.03.      APPLICATION OF PREPAYMENT PRICE...........................................69
       SECTION 12.04.      PAYMENT OF PREPAYMENT PRICE...............................................69

ARTICLE THIRTEEN           SATISFACTION AND DISCHARGE OF INDENTURE...................................69

ARTICLE FOURTEEN           GENERAL PARTNERS NOT LIABLE...............................................70

ARTICLE FIFTEEN            MISCELLANEOUS PROVISIONS..................................................70

       SECTION 15.01.      RECAPTURE.................................................................70
       SECTION 15.02.      TRUST INDENTURE FOR BENEFIT OF PARTIES HERETO.............................70
       SECTION 15.03.      SUCCESSORS AND ASSIGNS....................................................70
       SECTION 15.04.      SERVICE OF NOTICES........................................................71
       SECTION 15.05.      LAW APPLICABLE............................................................71


                                     -iii-

       SECTION 15.06.      SUBMISSION TO JURISDICTION................................................71
       SECTION 15.07.      CERTIFICATES TO TRUSTEE...................................................72
       SECTION 15.08.      PAYMENTS COMING DUE ON SATURDAY, SUNDAY OR LEGAL HOLIDAY..................73
       SECTION 15.09.      COUNTERPARTS..............................................................73
       SECTION 15.10.      EFFECT OF HEADINGS AND TABLE OF CONTENTS..................................73
       SECTION 15.11.      SEPARABILITY OF INDENTURE PROVISIONS......................................73
       SECTION 15.12.      COMPANY REMAINS LIABLE; RIGHTS OF COMPANY.................................73
       SECTION 15.13.      ENVIRONMENTAL INDEMNITY AND COVENANT NOT TO SUE...........................74

Signature Page.......................................................................................76

ATTACHMENTS TO INDENTURE, ASSIGNMENT AND SECURITY AGREEMENT:

SCHEDULE I      --     Description of Transportation Contracts

SCHEDULE II     --     Description of Support Agreements

EXHIBIT A       --     Form of Note

EXHIBIT B-1     --     Form of Debt Service Coverage Certificate

EXHIBIT B-2     --     Form of Projected Debt Service Coverage Certificate

EXHIBIT C       --     Subordination Provisions

EXHIBIT D       --     Intercreditor Agreement

                  INDENTURE, ASSIGNMENT AND SECURITY AGREEMENT

         THIS INDENTURE, ASSIGNMENT AND SECURITY AGREEMENT (this "INDENTURE"), made and entered into as of this 21st day of December, 1995, by and between TUSCARORA GAS TRANSMISSION COMPANY, a Nevada general partnership, with principal offices in 6100 Neil Road, Reno, Nevada 89520-3057 (the "COMPANY"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation with its principal offices in Wilmington, Delaware, as Trustee (the "TRUSTEE").

         The Company deems it necessary from time to time to borrow money for its corporate purposes and to issue its Secured Obligations (as hereinafter defined) therefor, and to grant a security interest in the Collateral hereinafter described to secure the payment of the Secured Obligations.

         The Company proposes to create a series of Notes to be issued hereunder promptly upon the execution and delivery hereof, to be known as 7.13% Senior Secured Notes, Series A, due December 21, 2010 (hereinafter referred to as the "SERIES A NOTES"), to be limited to $91,700,000 in aggregate principal amount at any one time outstanding and to be substantially in the form set forth in Exhibit A hereto.

         The Company represents that (a) it has all requisite authority under its Partnership Agreement and under all applicable provisions of law: (i) to create and issue the Series A Notes, (ii) to execute and deliver this Indenture, the Note Purchase Agreements and the Notes and (iii) to create a security interest in the Collateral; (b) all action required for the due creation, issuance and delivery of the Series A Notes and the due execution and delivery of this Indenture and the Note Purchase Agreements has been duly and effectively taken; (c) when this Indenture has been executed as herein provided, this Indenture will be a valid and legally binding instrument for the purposes herein expressed; and (d) the Series A Notes, upon issuance thereof in accordance with the terms of this Indenture, will be the legal, binding and enforceable obligations of the Company entitled to the benefit of this Indenture in accordance with their terms and the terms of this Indenture.

         NOW, THEREFORE, THIS INDENTURE, WITNESSETH:

         That in consideration of the mutual covenants herein contained and of the consideration given to the Company by the holders of the Notes issued pursuant hereto, and to secure the payment of the principal of and interest (and premium, if any) on the Series A Notes and such other Notes as may at any time be issued and outstanding under this Indenture in accordance with the tenor thereof, and to declare the terms and conditions upon which the Series A Notes and Notes of other series may be authenticated, delivered and issued, and to secure the performance and observance of all the covenants and conditions contained in any Notes or in this Indenture and in consideration of the purchase and acceptance of the Secured Obligations by the holders thereof, and of other valuable consideration, the receipt whereof is hereby acknowledged, the Company hereby agrees with the Trustee for the benefit of the holders of Secured Obligations as hereinafter set forth; and the Company does hereby grant a security interest in, and assign and pledge to the Trustee, and its successor or successors in trust and to its assigns, the following described property (which collectively is hereinafter called the "COLLATERAL"):

                                GRANTING CLAUSE I
                    TRANSPORTATION CONTRACTS AND OTHER RIGHTS

                  All right, title and interest of the Company in the Collateral Security Transportation Contracts and all payments of any kind to which the Company is or may be entitled under such Collateral Security Transportation Contracts and any monies or securities deposited with the Company or for the benefit of the Company in order to secure such payments under such Collateral Security Transportation Contracts.

                               GRANTING CLAUSE II
                               SUPPORT AGREEMENTS

                  All right, title and interest of the Company in the Support Agreements.

                               GRANTING CLAUSE III
                   ADDITIONAL PROPERTY CONVEYED TO THE TRUSTEE

                  All property that may, from time to time hereafter, be delivered to or that may, by writing of any kind, be conveyed, pledged, assigned or transferred, or shall have been the subject of a grant of a security interest, to the Trustee by any Person to be held as part of the Collateral from time to time hereafter, and the Trustee is hereby authorized to receive any such property and also to receive any such conveyance, pledge, assignment, transfer or grant, as additional security under this Indenture, and to hold and apply any and all such property subject to and in accordance with the terms of this Indenture.

                               GRANTING CLAUSE IV
                                    PROCEEDS

                         All proceeds of the foregoing.

                                EXCEPTED PROPERTY

         So long as no Default or Event of Default shall have occurred and shall be continuing, there is, however, expressly excepted and excluded from the lien and operation of this Indenture the right of the Company to amend the Collateral Security Transportation Contracts as and to the extent permitted under this Indenture.

         TO HAVE AND TO HOLD the Collateral, including all of the property hereinabove specifically described, unto the Trustee and its successor or successors in trust;

         SUBJECT, HOWEVER, to Permitted Encumbrances, as hereinafter defined.

         BUT IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the holders from time to time of the Secured Obligations, and for the enforcement of the payment of such Secured Obligations in accordance with their terms; it being intended and declared that the lien and security of this Indenture as to all Secured Obligations shall take effect from the day of the delivery hereof, without regard to the time of the actual issue, sale, or disposition of the Secured Obligations and as though upon said date all of the Secured Obligations had been sold and delivered to and were in the hands of bona fide purchasers thereof for value.

         AND UPON THE TRUSTS and subject to the covenants and conditions hereinafter set forth.

                                   ARTICLE ONE
                                   DEFINITIONS

        SECTION 1.01. GENERAL. For all purposes of this Indenture (except as in this Indenture otherwise expressly provided or unless the context otherwise requires) the terms defined in this Article One shall have the respective meanings specified in this Section 1.01 and in Section 1.02.

         All references in this instrument to designated Articles, Sections or other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument as originally executed. The words herein, hereof and hereunder and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or subdivision.

         Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for purposes of this Indenture, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Indenture.

        SECTION 1.02. SPECIFIC DEFINITIONS.

         "ACCEPTABLE ACQUIRING PERSON" shall mean an Acquiring Person which is a nationally recognized gas transmission operating company and which has senior long-term Debt which is rated "A-" or better by S&P and "A3" or better by Moody's at the time it acquires control of the Company.

         "ACQUIRING PERSON" shall mean a "PERSON" or "GROUP OF PERSONS" within the meaning of Section 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended.

         "ACCEPTABLE REVENUES" shall mean revenues to be derived by the Company under Transportation Contracts with Acceptable Shippers.

         "ACCEPTABLE SHIPPER" shall mean a Shipper (a)(1) which has senior long-term Debt which is rated "BBB" or better by S&P and "Baa2" or better by Moody's, or (2) whose obligations under a Transportation Contract are unconditionally guaranteed pursuant to a Support Agreement by a Person which meets the rating requirements identified in clause (a)(1) for an

Acceptable Shipper or (b) which is satisfactory to the holders of at least 66-2/3% of the aggregate principal amount of the Notes Outstanding.

         "ADDITIONAL NOTES" has the meaning stated in Section 4.01.

         "AFFILIATE" of any specified Person shall mean a Person (other than a Subsidiary of such Person) (a) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, (b) which beneficially owns or holds 10% or more of any class of the Voting Equity Capital of such Person or (c) 10% or more of the Voting Equity Capital of which is beneficially owned or held by such Person or a Subsidiary of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Equity Capital, by contract or otherwise.

         "ALTUS" shall mean Altus Corporation, a Nevada corporation, and shall also include its successors and assigns.

         "APPROVED AFFILIATE TRANSACTIONS" shall mean the Operating Agreement, the Sierra Pacific Power Transportation Contract and the Transportation Contracts entered into by Sierra Pacific Resources.

         "CAPITALIZED LEASE" shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee.

         "CAPITALIZED RENTALS" of any Person shall, without duplication, mean, as of the date of any determination thereof, the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected, or would be required to be reflected, as a liability on a consolidated balance sheet of such Person.

         "CASH AVAILABLE FROM OPERATIONS" for any period shall, without duplication, mean, as of the date of any determination thereof, gross revenues of the Company and its Subsidiaries during such period MINUS the sum of (a) operating and maintenance expenses of the Company and its Subsidiaries during such period, (b) general and administrative expenses of the Company and its Subsidiaries during such period, and (c) ad valorem taxes of the Company and its Subsidiaries for such period, all before giving effect to any adjustments to such amounts for depreciation and amortization.

         "CASUALTY OCCURRENCE" shall mean any of the following events: (a) actual or constructive loss of all or substantially all of the Pipeline; or (b) the condemnation, confiscation or seizure of, or requisition of title to or use of, all or substantially all the Pipeline by an act of the United States government or any state or local authority or any instrumentality or agency of any thereof.

         "CHANGE OF CONTROL" shall mean the earliest to occur of (a) a merger between the Company and any other Person, a consolidation of the Company with any other Person or an acquisition of any other Person by the Company or one of its Subsidiaries of the Company, whether such acquisition is pursuant to the purchase of all or substantially all of the assets of such Person or the purchase of equity capital of such Person or any other transaction involving the sale or other disposition of assets or equity capital if immediately after any such event, the Company Control Group directly or indirectly would own or control less than 50% of the voting power of the outstanding Voting Equity Capital of the Company or of the surviving, resulting or continuing Person if the Company shall not be the surviving entity, (b) the execution of a binding agreement or agreements by an Acquiring Person (other than a member of the Company Control Group) for the purchase, directly or indirectly, in one or more related transactions, of voting power of the outstanding Voting Equity Capital of the Company such that after giving effect thereto the Company Control Group would legally or beneficially own or control less than 50% of the voting power of the outstanding Voting Equity Capital of the Company, (c) the date on which a tender offer or exchange offer results in the Acquiring Person legally or beneficially owning or controlling the voting power of the outstanding Voting Equity Capital of the Company such that after giving effect thereto the Company Control Group would legally or beneficially own or control less than 50% of the voting power of the outstanding Voting Equity Capital of the Company, (d) the date on which an Acquiring Person (other than a member of the Company Control Group) has acquired or has obtained the right to acquire legal or beneficial ownership of 50% or more of the voting power of the outstanding Voting Equity Capital of the Company, (e) the Voting Equity
Capital of the Company is the subject of a Public Offering and after giving effect thereto, the Company Control Group legally and beneficially owns and controls less than 50% of the voting power of the outstanding Voting Equity Capital of the Company and (f) any other act or transaction such that after giving effect thereto, the Company Control Group would legally or beneficially own or control less than 50% of the voting power of the outstanding Voting Equity Capital of the Company; PROVIDED that in no event shall the SPR-Washington Water Merger be deemed or construed to constitute a Change of Control.

         "CHANGE OF CONTROL PREPAYMENT DATE" shall have the meaning set forth in Section 3.01(c).

         "CLOSING DATE" has the meaning set forth in Section 1.3 of the Note Purchase Agreements.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "COLLATERAL" shall have the meaning stated in the Granting Clauses hereof.

         "COLLATERAL SECURITY TRANSPORTATION CONTRACTS" shall mean any Transportation Contract described in Schedule I hereto or in any supplemental indenture entered into pursuant to this Indenture or in respect of which each of the holders of any related Debt have entered into the Intercreditor Agreement.

         "COMPANY" shall mean Tuscarora Gas Transmission Company, a Nevada general partnership, and, subject to the provisions of Article Eleven, shall also include its successors and assigns.

         "COMPANY CONTROL GROUP" shall mean (a) TransCanada PipeLines Ltd. and any wholly-owned direct or indirect Subsidiaries of TransCanada PipeLines Ltd.,
(b) Sierra Pacific

Resources and any wholly-owned direct or indirect Subsidiaries of Sierra Pacific Resources, and (c) any combination of any of the foregoing Persons.

         "COMPANY NOTICE" shall be any written notice delivered by the Company pursuant to Section 3.01(c) to the effect that a Change of Control has occurred or that the Company has knowledge of any proposed Change of Control and any written notice delivered by the Company pursuant to Section 3.01(d) of the existence of a Material Tariff Reduction Regulatory Action.

         "COMPANY ORDER" and "COMPANY REQUEST" shall mean, respectively, any written order or request signed in the name of the Company by any of its Responsible Officers.

         "DEBT" of any Person shall, without duplication, mean all (a) obligations of such Person for borrowed money or which has been incurred in connection with the acquisition of property or assets (but excluding trade accounts arising in the ordinary course of business), (b) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (c) Capitalized Rentals and (d) Guaranties of obligations of others of the character referred to in clauses (a) through (c) of this definition.

         "DEBT SERVICE" for any period shall, without duplication, mean, as of the date of any determination thereof, the sum of (a) Net Interest Expense on Debt of the Company and its Subsidiaries payable during such period, and (b) all scheduled payments of principal on Debt of the Company and its Subsidiaries during such period.

         "DEBT SERVICE COVERAGE CERTIFICATE" shall mean an Officer's Certificate in substantially the form set forth in Exhibit B-1 hereto which demonstrates for the twelve calendar month period immediately preceding the date of such Officer's Certificate that the Debt Service Coverage Ratio is not less than 1.25 to 1.

         "DEBT SERVICE COVERAGE RATIO" shall, without duplication, mean the ratio of Cash Available from Operations to Debt Service.

         "DEFAULT" shall mean any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default as defined in Section 7.01.

         "ELIGIBLE INVESTMENTS" shall mean (a) commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Trustee, is accorded the highest rating by S&P or Moody's or other nationally recognized credit rating agency of similar standing; (b) direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing in twelve months or less from the date of acquisition thereof; (c) certificates of deposit maturing within one year from the date of acquisition thereof, issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least

$250,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof by the Company, rated "AA" or better by S&P or "Aa" or better by Moody's, (d) repurchase agreements collateralized by securities which are eligible for direct purchase and (e) money market investment programs or mutual funds that invest exclusively in investments described in clauses (a) through (d) of this definition.

         "ENGINEER" shall mean any Person engaged in the engineering profession whether or not employed by, or in any way affiliated with, the Company, which is approved by the Trustee.

         "ENVIRONMENTAL LAW" shall mean any federal, state or local statute, law, regulation, order, consent decree, judgment, permit, license, code, common law, treaty, convention, ordinance or other requirement relating to public health, safety or the environment, including, without limitation, those relating to releases, discharges or emissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of hazardous or solid waste, or Hazardous Substances or crude oil, or any fraction thereof, or to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid Hazardous Substances and any regulation, order, notice or demand issued by any federal, state, county, municipal, regional or other governmental authority, agency, board, body, instrumentality or court pursuant to such law, statute or ordinance, in each case applicable to the property of the Company and its Subsidiaries or the operation, construction or modification of any thereof, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Safe Drinking Water Control Act, the Clean Air Act of 1966, as amended, the Toxic Substances Control Act of 1976, the Emergency Planning and Community Right-to-Know Act of 1986, the National Environmental Policy Act of 1975, the Oil Pollution Act of 1990 and any similar or implementing state law, and any state statute and any further amendments to these laws providing for financial responsibility for cleanup or other actions with respect to the release or threatened release of Hazardous Substances or crude oil, or any fraction thereof, and all rules, regulations and guidance documents promulgated thereunder.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

         "ERISA AFFILIATE" shall mean any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414(b) and 414(c), respectively, of the Code, or Section 4001 of ERISA.

         "EVENT OF DEFAULT" has the meaning stated in Section 7.01.

         "EXPANSION PROJECT" shall mean the construction or acquisition of additional pipeline or related facilities which increases the Rated Capacity of the Pipeline and which requires the expenditure (excluding, however, any amounts for which the Company is (a) reimbursed by a third party or (b) otherwise not obligated to pay; PROVIDED, HOWEVER, that amounts described in the foregoing clauses (a) and (b) shall not be so excluded if the Company is obligated to pay such amounts either directly or indirectly by means of any discounts or reduction in rates, or otherwise) of more than $100,000 in the aggregate during any period of twelve consecutive months.

         "EXPANSION PROJECT TRANSPORTATION CONTRACT" shall mean each Transportation Contract entered into by the Company after the date of issuance of the Series A Notes.

         "FERC" shall mean the Federal Energy Regulatory Commission or any successor entity.

         "GAAP" shall mean United States generally accepted accounting principles, including the accounting and reporting requirements of FERC, at the time.

         "GUARANTIES" by any Person shall, without duplication, mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Debt, dividend or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Debt or obligation or any property or assets constituting security therefor, (b) to advance or supply funds (1) for the purchase or payment of such Debt or obligation, (2) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation, (c) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of the primary obligor to make payment of the Debt or obligation, or (d) otherwise to assure the owner of the Debt or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Indenture, a Guaranty in respect of any Debt for borrowed money shall be deemed to be Debt equal to the principal amount of such Debt for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Debt equal to the maximum aggregate amount of such obligation, liability or dividend.

         "HAZARDOUS SUBSTANCE" shall mean any hazardous or toxic material, substance or waste, pollutant or contaminant which is regulated under any statute, law, ordinance, rule or regulation of any local, state, regional or federal authority having jurisdiction over the property of the Company and its Subsidiaries or its use, including but not limited to any material, substance or waste which is: (a) defined as a hazardous substance under Section 311 of the Federal Water Pollution Control Act, as amended; (b) regulated as a hazardous waste under Section 1004 or Section 3001 of the Federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, as amended; (c) defined as a hazardous substance under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, as amended; or

(d) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the foregoing statutes.

         "INDEMNIFIED PARTIES" shall have the meaning set forth in Section
15.13.

         "INDENTURE" shall mean this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

         "INDEPENDENT" when used with respect to any specified Person shall mean such a Person, who (a) is in fact independent, (b) does not have any material direct financial interest or any material indirect financial interest in the Company or in any other obligor upon the Secured Obligations or in any Affiliate of the Company or of such other obligor, and (c) is not connected with the Company or such other obligor or any Affiliate of the Company or of such other obligor, as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is herein provided that the opinion or certificate of any Independent Person shall be furnished to the Trustee, such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

         "INSTITUTIONAL HOLDER" shall mean any of the following Persons: (a) any bank, savings and loan association, savings institution, trust company or national banking association, acting for its own account or in a fiduciary capacity, (b) any charitable foundation, (c) any insurance company, (d) any fraternal benefit society, (e) any pension, retirement or profit-sharing trust or fund within the meaning of Title I of ERISA or for which any bank, trust company, national banking association or investment adviser registered under the Investment Advisers Act of 1940, as amended, is acting as trustee or agent, (f) any investment company or business development company, as defined in the Investment Company Act of 1940, as amended, (g) any small business investment company licensed under the Small Business Investment Act of 1958, as amended,
(h) any broker or dealer registered under the Securities Exchange Act of 1934, as amended, or any investment adviser registered under the Investment Advisers Act of 1940, as amended, (i) any United States Federal or state governmental entity, any public employees' pension or retirement system, or any other government agency supervising the investment of public funds, (j) any other entity all of the equity owners of which are Institutional Holders or (k) any other Person which may be within the definition of "qualified institutional buyer" as such term is used in Rule 144A, as from time to time in effect, promulgated under the Securities Act of 1933, as amended.

         "INTERCREDITOR AGREEMENT" shall mean that certain Intercreditor Agreement substantially in the form attached hereto as Exhibit D and made a part hereof, as the same may from time to time be supplemented or amended.

         "INTEREST EXPENSE" for any period shall, without duplication, mean, as of the date of any determination thereof, all interest (including the interest component on Capitalized Rentals and all amortization of debt discount and expense on any particular Debt of the Company and its Subsidiaries for which such calculations are being made. Computations of Interest Charges on a PRO FORMA basis for Debt having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

         "MAKE-WHOLE AMOUNT" applicable on any particular date shall mean, in connection with any prepayment or payment, the excess, if any, of (a) the aggregate present value as of such date of each dollar of principal of the Series A Notes being prepaid or paid and the amount of interest (exclusive of interest accrued to the date of prepayment or payment) that would have been payable in respect of such dollar if such prepayment or payment had not been made, determined by discounting such amounts at the Reinvestment Rate from the respective dates on which they would have been payable, over (b) 100% of the principal amount of the Series A Notes being prepaid or paid. If the Reinvestment Rate is equal to or higher than 7.13% the Make-Whole Amount shall be zero.

                  "REINVESTMENT RATE" shall mean (1) the sum of (i) 0.50% PLUS
         (ii) the yield reported on page "USD" of the Bloomberg Financial Markets Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in the United States Treasury securities) at a 11:00 a.m., (New York time) on the second business day preceding the settlement date with respect to such Notes being prepaid or paid for the United States Treasury securities having a maturity (rounded to the nearest month) corresponding to the remaining Weighted Average Life to Maturity of the principal of the Notes being prepaid or paid (taking into account the application of such prepayment or payment required by Section 3.01(a)) or (2) in the event that no nationally recognized trading screen reporting on-line intraday trading in the United States Treasury securities is available, Reinvestment Rate shall mean the sum of (i) 0.50% PLUS (ii) the arithmetic mean of the yields for the two columns under the heading "WEEK ENDING" published in the Statistical Release under the caption "TREASURY CONSTANT MATURITIES" for the maturity (rounded to the nearest month) corresponding to the remaining Weighted Average Life to Maturity of the principal of the Notes being prepaid or paid. If no maturity exactly corresponds to such Weighted Average Life to Maturity, yields for the greater and for the lesser published maturities most closely corresponding to such Weighted Average Life to Maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the premium hereunder shall be used.

                  "STATISTICAL RELEASE" shall mean the then most recently published Federal Reserve statistical release "H.15(519)" or any comparable successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the holders of at least a majority in aggregate principal amount of the outstanding Series A Notes.

                  "WEIGHTED AVERAGE LIFE TO MATURITY" of the principal amount of Series A Notes being prepaid or paid shall mean, as of the time of any determination thereof, the number of years (calculated to the nearest one-twelfth year) obtained by dividing the then Remaining Dollar-Years of such principal being prepaid or paid by the aggregate amount of such principal. The term "REMAINING DOLLAR-YEARS" of any principal being prepaid or paid shall mean the amount obtained by (i) multiplying (A) the amount by which each required repayment (including repayment at maturity) shall be reduced as a result of the payment of such principal being prepaid or paid by (B) the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and the date of that required repayment and (ii) totaling the products obtained in (i).

         "MANAGEMENT COMMITTEE" shall have the meaning assigned thereto in the Partnership Agreement as in effect on the date of issuance of the Series A Notes.

         "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Indenture, the Notes, the Note Purchase Agreements, the Sierra Power Transportation Contract or the Tariff, or
(c) the validity or enforceability of this Indenture, the Notes, the Note Purchase Agreements, the Sierra Pacific Power Transportation Contract or the Tariff.

         "MATERIAL ADVERSE REGULATORY ACTION" shall mean: (a) any voluntary application by the Company to FERC if such application were to: (1) create changes that could individually or in the aggregate reasonably be expected to either (i) have a material adverse effect on the business, properties, financial condition or results of operations of the Company that would materially jeopardize the ability of the Company to perform its obligations under the Note Purchase Agreements or this Indenture or the ability of the Company to make regularly scheduled prepayments or payments of principal, premium, if any, or interest on or in respect of the Notes on and as of the dates the same become due and payable or (ii) result in an adverse change in the validity or enforceability of the Note Purchase Agreements, this Indenture or the Notes, (2) amend, modify or alter the credit standards set forth in the Tariff, if such amendment, modification, or alteration could qualify any Person as a Shipper who or which could not qualify as a Shipper pursuant to the Tariff as in effect on the Closing Date or (3) reduce the annual rate of depreciation for transmission facilities below 3-1/3%, or (4) result in the termination of operation of the Pipeline; PROVIDED that neither any voluntary application by the Company pursuant to Section 4 of the Natural Gas Act which has been ordered, directed or suggested by FERC, nor any voluntary application by the Company where the failure to make such voluntary application would, in the good faith opinion of the Management Committee of the Company, result in financial harm to the Company, shall be deemed to constitute an application within the meaning of clauses (a)(1), (2), (3) or (4) hereof, or (b) the entry of any final, non-appealable order by any court order or by FERC or any other governmental body having regulatory authority over the Company or the Pipeline which in any such case revokes, suspends, modifies or withdraws any permit or authorization necessary for the continued operation of the Pipeline substantially in accordance with the scope and capability of operation thereof on the date of issuance of the Series A Notes or which in any such case would result in the termination of operation of the Pipeline.

         "MATERIAL SUBSIDIARY" shall mean any Subsidiary which as of any date of determination thereof either: (a) has assets which constitute more than 5% of consolidated total assets of the Company and its Subsidiaries as of the end of the immediately preceding fiscal year of the

Company or (b) contributed more than 5% of consolidated gross revenues of the Company and its Subsidiaries during the most recent fiscal year of the Company.

         "MATERIAL TARIFF REDUCTION REGULATORY ACTION" shall mean any action whatsoever taken by any governmental authority, including without limitation FERC, which, if unstayed or unmodified within a period of 120 days after the date of such action, would change the rates set forth in the Tariff so as to result in the Projected Debt Service Coverage Ratio to be less than 1.2 to 1 for the then current fiscal year or any of the Remaining Years.

         "MATERIAL TARIFF REDUCTION REGULATORY ACTION PREPAYMENT DATE" has the meaning set forth in Section 3.01(d).


         "MATERIAL TRANSPORTATION CONTRACT" shall mean any individual Transportation Contract pursuant to which the Company has agreed to transport natural gas during any period of 12 consecutive months in a volume which is not less than 5% of the Rated Capacity of the Pipeline.

         "MOODY'S" shall mean Moody's Investors Service, Inc. and its successors.

         "MULTI-EMPLOYER PLAN" shall have the same meaning as assigned to the term "multiemployer plan" in Section 3(37) of ERISA.

         "NET INTEREST EXPENSE" for any period shall, without duplication, mean, as of the date of any determination thereof, Interest Expense of the Company and its Subsidiaries payable during such period less any interest income received by the Company and its Subsidiaries during such period PLUS or MINUS any net payments received or paid by the Company and its Subsidiaries during such period under Swaps.

         "NOTE" or "NOTES" shall mean the Series A Notes and any Additional Notes that may be issued and delivered under this Indenture and supplements hereto.

         "NOTEHOLDER" or "HOLDER OF NOTES", or other similar term, when used with respect to any Note, means the Person which in its individual corporate or other capacity is the holder of a Note and not the nominee of such Person in whose name such Note is registered in the Note Register.

         "NOTEHOLDER NOTICE" shall mean any written notice given by any holder of the Notes pursuant to Section 3.01(c) in the event that any Change of Control has occurred or the Company has knowledge of a proposed Change of Control and any written notice delivered by any holder of the Notes pursuant to Section 3.01(d) in the event that any Material Tariff Reduction Regulatory Change has occurred.

         "NOTE PURCHASE AGREEMENTS" shall mean the separate Note Purchase Agreements dated as of December 21, 1995 between the Company and each of the institutional investors named in Schedule I attached to such Note Purchase Agreements.

         "NOTE REGISTER" and "NOTE REGISTRAR" shall have the respective meanings stated in Section 2.09. The term Note Registrar shall include any co-registrar of the Notes named pursuant to such Section and the term Note Register shall include any duplicate kept by such co-registrar as required by such Section.

         "OFFICER'S CERTIFICATE" shall mean a certificate of the Company signed by any Responsible Officer of the Company.

         "OPERATING AGREEMENT" shall mean the Operating Agreement dated as of October 12, 1995, by and between the Operator and the Company, pursuant to which the Operator and the Company have each agreed to provide management, supervisory, construction, engineering, accounting, legal, financial and other similar services to each other, in the form as in effect on the Closing Date.

         "OPERATIVE DOCUMENTS" shall mean collectively the Note Purchase Agreements, this Indenture, the Transportation Contracts, the Sierra Pacific Power Side Letter Agreement and the other Support Agreements, the Partnership Agreement, the Operating Agreement, the Tariff and the Intercreditor Agreement.

         "OPERATOR" shall mean Tuscarora Gas Operating Company, a Nevada corporation, as operator pursuant to the Operating Agreement, and shall also include its successors and assigns.

         "OPINION OF COUNSEL" shall mean an opinion in writing addressed to the Trustee and signed by legal counsel, which opinion meets the requirements of this Indenture to the satisfaction of the Trustee and which counsel (if other than in-house counsel for the Company) is satisfactory to the Trustee.

         "OUTSTANDING" when used with respect to the Notes shall mean, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

                   (a) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation and those portions of the principal of Notes that have been paid; and

                   (b) Notes for which payment or redemption monies in the required amount have theretofore been irrevocably and unconditionally deposited with the Trustee; and

                   (c) Notes alleged to have been destroyed, mutilated, lost or stolen that have been replaced as provided in Section 2.11;

PROVIDED, HOWEVER, that in determining whether the holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the

Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor.

         "OVERDUE RATE" shall mean the lesser of (a) the maximum interest rate permitted by law and (b) the greater of (1) 9.13% per annum and (2) the rate which Citibank, N.A., New York, New York, announces from time to time as its prime lending rate as in effect from time to time.

         "PARTNER" shall mean individually TCPL Tuscarora Ltd. or Tuscarora Gas Pipeline Company and each of their respective successors or assigns and "PARTNERS" shall mean collectively TCPL Tuscarora Ltd. and Tuscarora Gas Pipeline Company and their respective successors and assigns, as the case may be.

         "PARTNERSHIP AGREEMENT" shall mean that certain General Partnership Agreement dated June 11, 1993 by and between the Partners, as the same may from time to time be supplemented or amended as and to the extent herein permitted.

         "PARTNERSHIP DISTRIBUTION" shall mean and include (a) any payment or distribution of property of the Company, including cash and non-cash items, to its Partners, (b) any other payment or other distribution of property (including cash and non-cash distributions) made by or on behalf of the Company to any of its Partners which under GAAP would be required to be deducted from the capital account for such Partner on the books of the Company, and (c) any purchase, redemption or retirement of any interest as a Partner in the Company or any purchase, redemption or retirement of any warrant, option or other right to acquire an interest as a Partner in the Company. Without limiting the foregoing, "Partnership Distribution" shall include any Partnership Tax Distribution.

         "PARTNERSHIP TAX DISTRIBUTION" shall mean for as long as the Company is a taxed as a partnership for federal income tax purposes and for so long as no Event of Default shall have occurred and be continuing, any Restricted Payment in respect of any partnership interest of the Company that for any fiscal year or portion thereof (a "TAX YEAR") is made to enable such Partners to make payments of Federal and state income taxes (including estimates therefor) which may become due and payable with respect to any Tax Year with respect to, and only with respect to, Taxable Income (as defined below) of the Company.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "PERMITTED ENCUMBRANCES" shall mean any of the following:

                   (a) liens for taxes and assessments not due or payable or otherwise being contested in accordance with the provisions of
         Section 5.02 hereof;

                   (b) minor defects in the title to lands traversed by easements or rights-of-way, or liens on such lands securing indebtedness issued by Persons other than the Company, not assumed by the Company and on which the Company does not customarily pay interest, PROVIDED, in any of the above cases, that, in the good faith opinion of the

         Management Committee of the Company, based upon an Opinion of Counsel, the power under eminent domain or similar statutes is available to the Company to condemn or acquire easements or rights-of-way sufficient for its purposes over the land traversed by such easements or rights-of-way or over other lands adjacent thereto and PROVIDED FURTHER that such defects or liens do not have, individually or in the aggregate, a Material Adverse Effect on the Company's use or operation of the Pipeline;

                   (c) liens of judgments (1) the execution of which has been stayed, or (2) with respect to which the time for appeal shall not have expired, or (3) that shall be in the course of appeal, or (4) the payment of which, in the Opinion of Counsel, has been adequately secured (including, without limitation, by the maintenance of adequate reserves therefor) otherwise than by such liens;

                   (d) undetermined liens or charges incidental to construction so long as the Company has no actual notice that any action has been taken in or before any court to perfect such liens and charges;

                   (e) easements or reservations in any property of the Company for the purpose of roads, railroads, pipe, sewer, telephone, telegraph, electric and power lines and other like purposes that do not, individually or in the aggregate, impair the use of such property in the operation of the business of the Company;

                   (f) rights reserved to or vested in any municipality or public authority to use or control or regulate any property of the Company, including zoning laws and ordinances;

                   (g) if the Company shall have acquired any property subject to terms, conditions, agreements, leases, covenants, exceptions, restrictions or reservations that do not secure any obligation and that do not, individually or in the aggregate, materially impair the use of such property in the operation of the business of the Company, any such term, condition, agreement, lease, covenant, exception, restriction or reservation;

                   (h) any mechanics liens, landlord's liens, liens for workmen's compensation awards and other statutory liens, in any such case incurred in the ordinary course of business and not in connection with the borrowing of money, PROVIDED in each case, the obligation related to such lien is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

                   (i) minor irregularities or deficiencies in the record evidence of title to real property that (1) in the Opinion of Counsel for the Company are inconsequential or (2) in the Opinion of Counsel for the Company exist with respect to real property of which the Company has been in possession for a sufficient period of time to have acquired title thereto by adverse possession under applicable law;

                   (j) liens created or incurred by the Company to secure the payment of the purchase price incurred in connection with the acquisition or purchase of tangible property useful and intended to be used in carrying on the business of the Company, PROVIDED that each such lien (1) shall attach solely to the tangible assets acquired or purchased, (2) shall have been created or incurred within 180 days of the date of acquisition or purchase, and (3) shall secure Debt of the Company incurred within the limitations of Section 5.07(b) hereof; and

                   (k) the lien of this Indenture.

         "PERSON" shall mean an individual, partnership, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

         "PIPELINE" shall mean that 229-mile interstate natural gas pipeline and related facilities extending from near Malin, Oregon to Reno, Nevada, including without limitation all meter stations, launching and receiving traps and block valves related thereto, operated by or for the Company as of the date of this Indenture, and shall also include all improvements and replacements relating to the Pipeline and Expansion Projects.

         "PLAN" means a "PENSION PLAN," as such term is defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA and is established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

         "PROJECTED CASH AVAILABLE FROM TRANSPORTATION CONTRACTS" for the current fiscal year at the time of any calculation of the Projected Debt Service Coverage Ratio and each Remaining Year shall, without duplication, mean, as of the date of any determination thereof, the estimated gross revenues of the Company and its Subsidiaries to be derived from Transportation Contracts during such current fiscal year or such Remaining Year, as the case may be, MINUS the sum of (a) the estimated operating and maintenance expenses of the Company and its Subsidiaries to be incurred during such current fiscal year or such Remaining Year, as the case may be, (b) the estimated general and administrative expenses of the Company and its Subsidiaries to be incurred during such current fiscal year or such Remaining Year, as the case may be, (c) the estimated ad valorem taxes of the Company and its Subsidiaries to be incurred during such current fiscal year or such Remaining Year, as the case may be, and (d) with respect to gross revenues of the Company and its Subsidiaries to be derived from Transportation Contracts which during such current fiscal year or such Remaining Year, as the case may be, are subject to FERC rate refund proceedings, an amount equal to the potential estimated liability of the Company, as estimated in good faith by the Management Committee of the Company, in connection with any such rate refund proceeding.

         "PROJECTED DEBT SERVICE" for the current fiscal year at the time of any calculation of the Projected Debt Service Coverage Ratio and each Remaining Year shall, without duplication, mean, as of the date of any determination thereof, the sum of (a) Debt Service (other than Subordinated Debt) payable during such current fiscal year or such Remaining Year, as the case may be, and (b) the estimated Net Interest Expense which will be payable by the Company and its Subsidiaries during such current fiscal year or such Remaining Year, as the case may be, and estimated payments of principal on Debt (other then Subordinated
Debt) of the Company and its

Subsidiaries to become payable during such current fiscal year or such Remaining Year, as the case may be, determined on a PRO FORMA basis giving effect to the incurrence of any Debt as of such date of determination and the concurrent retirement of outstanding Debt, which calculation shall be made in good faith and be based upon historical experience and certified in good faith as true, correct and complete by a Responsible Officer of the Company.

         "PROJECTED DEBT SERVICE COVERAGE CERTIFICATE" shall mean an Officer's Certificate in substantially the form set forth in Exhibit B-2 hereto which demonstrates for the current fiscal year at the time such Officer's Certificate is delivered and for each of the Remaining Years that, the Projected Debt Service Coverage Ratio is not less than 1.35 to 1.

         "PROJECTED DEBT SERVICE COVERAGE RATIO" shall, without duplication, mean for the current fiscal year at the time of calculation of such ratio and each Remaining Year the ratio of Projected Cash Available from Transportation Contracts for such current fiscal year or Remaining Year, as the case may be, to Projected Debt Service for such fiscal year or Remaining Year, as the case may be.

         "PUBLIC OFFERING" shall mean any offer or sale of any of the Voting Equity Capital of the Company for which registration is required pursuant to
Section 5 of the Securities Act of 1934, as amended, or any successor provision thereto.

         "RATED CAPACITY" shall mean the design daily throughput capacity of the Pipeline, which is 113,050 dekatherms per day on the date of this Indenture, as it may be increased from time to time.

         "REMAINING YEARS" shall mean each fiscal year of the Company following the date of determination thereof to but not including the fiscal year in which the last scheduled principal payment on the Series A Notes then Outstanding is to be made.

         "RENTALS" shall, without duplication, mean and include all fixed rents (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or any of its Subsidiaries, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or any of its Subsidiaries (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges.

         "REPORTABLE EVENT" shall have the same meaning as in Section 4043 of ERISA, but excluding any reportable event for which the disclosure requirements of Department of Labor Regulation section 2615.3 promulgated by the PBGC have been waived, PROVIDED that notwithstanding the foregoing, the loss of qualification of a Plan and the failure to meet the minimum funding standards of section 412 of the Code or section 302 of ERISA shall in any event be a Reportable Event regardless of the issuance of any waiver of the reporting requirement by the PBGC.

         "RESPONSIBLE OFFICER" when used with respect to the Trustee, shall mean any Vice President or any officer in its Corporate Trust Administration Department and when used with respect to the Company, shall mean any member of the Management Committee of the Company or any other officer of the Company designated as such in writing by at least a majority of the members of the Management Committee of the Company to the Trustee and the holders of the Notes.

         "S&P" shall mean Standard & Poor's Ratings Group and its successors.

         "SECURED OBLIGATIONS" shall, without duplication, mean (a) the principal amount of the Series A Notes Outstanding hereunder (and Make-Whole Amount, if any,) together with interest accrued thereon, (b) all Additional Notes of the Company, (c) other Debt of the Company incurred within the limitations of Section 5.07(b) or (c) hereof, PROVIDED that any lien or charge securing such Debt shall have been created or incurred within the limitations of
Section 5.08(d) hereof and that all of the holders of such Debt are parties to and are bound by the terms and provisions of the Intercreditor Agreement, and
(d) all other amounts required to be paid by the Company to the Trustee or any of the holders of the Notes under or in respect of this Indenture, any of the other Security Documents or the Notes.

         "SECURITY DOCUMENTS" shall mean collectively this Indenture, the Note Purchase Agreements, the Collateral Security Transportation Contracts, the Sierra Pacific Power Side Letter Agreement and the other Support Agreements and the Intercreditor Agreement.

         "SERIES A NOTES" shall have the meaning set forth in Section 3.01.

         "SHIPPER" shall mean the shippers which are named in Schedule I hereto and any successor or assign of such shipper for so long as such shipper or its successor, as the case may be, is party to any Collateral Security Transportation Contract and any other shipper of natural gas or other user of the Pipeline pursuant to a Transportation Contract, for so long as such Transportation Contract is in effect.

         "SIERRA PACIFIC POWER" shall mean Sierra Pacific Power Company, a Nevada corporation, and shall also include its successors and assigns.

         "SIERRA PACIFIC POWER TRANSPORTATION CONTRACT" shall mean that certain transportation service agreement dated as of January 11, 1995 between the Company and Sierra Pacific Power.

         "SIERRA PACIFIC POWER SIDE LETTER AGREEMENT" shall mean that certain letter dated September 28, 1995 between the Company and Sierra Pacific Power, as in effect on the Closing Date.

         "SIERRA PACIFIC RESOURCES" shall mean Sierra Pacific Resources, a Nevada corporation, and shall also include its successors and assigns (including Altus upon consummation of the SPR-Washington Water Merger).

         "SPR-WASHINGTON WATER MERGER" shall mean the merger by and among Sierra Pacific Power, Sierra Pacific Resources, Washington Water Power Company and Altus, pursuant to that certain Agreement and Plan of Reorganization and Merger dated as of June 27, 1994, as amended

October 4, 1994, pursuant to which Sierra Pacific Power, Sierra Pacific Resources and Washington Water Power Company will be merged with and into Altus.

         "SUBORDINATED DEBT" shall, without duplication, mean all unsecured Debt of the Company which (a) has a final maturity later than December 21, 2010, (b) is not subject to repayment prior to December 21, 2010, whether by means of a sinking fund, periodic maturities, required prepayments or other analogous payments or otherwise (except to the extent and only to the extent such repayment shall, and may only, occur after repayment and discharge in full of the Notes), (c) by its express terms prohibits optional prepayments in whole or in part prior to December 21, 2010 (except to the extent and only to the extent such repayment shall, and may only, occur after repayment and discharge in full of the Notes), (d) has a weighted average life to maturity (determined in the manner contemplated by Section 3.01(b) hereof) longer than the weighted average life to maturity of the Notes (determined in the manner contemplated by Section 3.01(b) hereof) and (e) is at all times evidenced by a written instrument or instruments containing subordination provisions in the form set forth in Exhibit C attached hereto providing for the subordination thereof to the Secured Obligations, including, without limitation, the Notes, or such other subordination provisions as may be approved in writing by the holders of not less than 66-2/3% in aggregate principal amount of the Secured Obligations then Outstanding.

         "SUBSIDIARY" of any Person shall mean any corporation at least a majority of whose outstanding Voting Equity Capital shall at the time be owned directly or indirectly by such Person, or by one or more wholly-owned Subsidiaries of such Person, or by such Person and one or more wholly-owned Subsidiaries of such Person.

         "SUPPORT AGREEMENTS" shall mean the support agreement and other instruments described in Schedule II hereto, including, without limitation, the Sierra Pacific Power Side Letter Agreement, as such agreements and instruments may be amended, modified, supplemented, extended or renewed from time to time as and to the extent herein permitted, and any other agreement entered into by or on behalf of any Shipper in support of such Shipper's obligations under any Collateral Security Transportation Contract in form satisfactory to the Trustee.

         "SWAP" shall mean, with respect to any Person, payment obligations with respect to interest rate swaps and similar obligations obligating such Person to make payments whether periodically or upon the happening of a contingency. For the purposes of this Indenture, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based upon the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         "TARIFF" shall mean the FERC gas tariff on the Company in effect from time to time stating the terms and conditions applicable to the transportation of gas through the Pipeline, such terms and conditions consisting of the compilation on file with the FERC of the Company's Rate

Schedules, General Terms and Conditions and related form of Precedent Agreement or Transportation Contract (as each of such terms is defined in said Tariff).

         "TCPL TUSCARORA LTD." shall mean TCPL Tuscarora Ltd., a Delaware corporation, and shall also include its successors and assigns.

         "TRANSCANADA PIPELINES LIMITED" shall mean TransCanada PipeLines Limited, a Canadian corporation, and shall also include its successors and assigns.

         "TRANSPORTATION CONTRACTS" shall mean the transportation service agreements described in Schedule I hereto as such agreements may be amended, modified, supplemented, extended or renewed from time to time, and any other agreement in substantially the form of the firm gas transportation agreement included in the Tariff, or any other agreement providing for the provision of firm gas transportation services on the Pipeline, entered into by the Company after the date hereof, as such agreements may be extended, modified, supplemented, extended or renewed from time to time.

         "TRUSTEE" shall mean Wilmington Trust Company, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter Trustee shall mean such successor Trustee.

         "TRUST MONEYS" shall mean all moneys deposited with the Trustee provided to be held and applied or required to be paid to the Trustee under the terms of this Indenture.

         "TUSCARORA GAS PIPELINE COMPANY" shall mean Tuscarora Gas Pipeline Company, a Nevada corporation, and shall also include its successors and assigns.

         "VOTING EQUITY CAPITAL" shall in the case of a corporation mean stock of any class or classes having ordinary voting power for the election of a majority of the directors of such corporation, other than stock having such power only by reason of the happening of a contingency and shall in the case of a partnership mean partnership interests of any class or classes having ordinary voting power for the election of Persons performing functions similar to directors of a corporation.

         "WASHINGTON WATER POWER COMPANY" shall mean The Washington Water Power Company, a Washington corporation, and shall also include its successors and assigns.

                                   ARTICLE TWO
                       GENERAL PROVISIONS AS TO THE NOTES

        SECTION 2.01. GENERAL DESIGNATION, FORM, REGISTRATION AND LIMITATION IN AMOUNT OF NOTES. The initial series of Notes issued under this Indenture shall be designated generally as the Company's Series A Notes. Each additional series of Notes shall be designated in such distinctive manner as the Management Committee may determine. All Notes to be secured hereby shall be registered notes. Such Notes and the Trustee's certificate of authentication to be endorsed on all Notes shall be substantially in the form set forth in Exhibit
A attached hereto and made a part hereof, subject only to such variations, additions, substitutions and omissions as are required or permitted by this Indenture. The definitive Notes shall be printed or typed, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

         The aggregate principal amount of Notes that may be executed and delivered and be Outstanding under this Indenture is not limited, except as may be provided in Article Four hereof and except as may be limited by law.

        SECTION 2.02. EXECUTION OF NOTES. All Notes to be secured hereby shall be signed by any of the Responsible Officers of the Company. In case any officer who shall sign a Note shall cease to be such officer before the Notes so signed shall have been actually authenticated and delivered by the Trustee, such Note may, nevertheless, upon the request of the Company, be issued, authenticated and delivered as though such Person had not ceased to be an officer of the Company. Any Note secured hereby may be signed by any Person who may be a Responsible Officer of the Company at the time of such signing, although such Person may not have been such officer at the date of such Note.

        SECTION 2.03. NUMBER AND DESIGNATION OF NOTES. Notes authenticated under this Indenture shall bear such letters, numbers or other identification marks as may be determined by the Company and approved by the Trustee and may contain therein or have imprinted thereon such legend or legends as may be required in order to comply with any law or with any rules or regulations made pursuant thereto or with the rules of any national securities exchange.

        SECTION 2.04. AUTHENTICATION AND DELIVERY OF NOTES BY TRUSTEE. All Notes, when executed by the Company, shall be delivered to the Trustee to be authenticated by it and the Trustee shall authenticate and deliver the same only as provided in this Indenture; PROVIDED, HOWEVER, notwithstanding any other provision hereof, after execution and delivery of this Indenture and upon execution by the Company of the Series A Notes and delivery thereof to the Trustee, the Trustee, without any further action being required on the part of the Company, shall authenticate and deliver such Notes as may be directed by Company Order. Only such Notes as shall bear thereon the certificate of the Trustee, duly signed, shall be secured by this Indenture, or entitled to any lien or benefit hereunder, and such certificate of the Trustee upon any such Note executed on behalf of the Company shall be conclusive evidence, and the only evidence, that the Note so authenticated has been duly issued hereunder and that the holder thereof is entitled to the benefits of the trust hereby created.

        SECTION 2.05. NOTES ISSUABLE IN SERIES; TERMS OF NOTES. At the option of the Company, the Notes may be issuable in one or more series. The term of the Series A Notes shall be as specified in Article Three hereof. The Notes of any series other than Series A may, subject to Section 5.07: (a) be of such denomination or denominations of not less than $100,000, (b) bear such rate of interest, payable on such interest payment dates, (c) mature at such time, and in the case of Notes of serial maturities, at such times, (d) contain such provisions as to payment of, or payment without deduction for, or reimbursement for, any tax or taxes, (e) contain such provisions respecting any sinking, amortization, improvement, renewal or other analogous fund for the exclusive benefit of any one or more series, (f) be redeemable at such price or prices and upon such terms, (g) be payable and subject to registration and transfer at such place or places, and (h) contain such other provisions not inconsistent with the terms of this Indenture, all as may be specified in such Notes and in the resolutions of the Management Committee and the supplemental indenture providing for the creation and issuance of such series. All Notes of any one series shall be identical in all respects, except that they may differ as to denomination, date and, in the case of Notes with serial maturities, as to time of maturity, interest rate and redemption price.

        SECTION 2.06. PROCEDURE FOR CREATION OF NEW SERIES OF NOTES. Whenever the Company shall determine to create a new series of Notes secured by this Indenture, it shall file with the Trustee a resolution of the Management Committee describing such series, and shall execute, acknowledge and deliver a supplemental indenture likewise describing such series, stating the amount of Additional Notes to be issued pursuant thereto and containing such other provisions as may be necessary or appropriate, and thereafter Notes of such series may be issued from time to time subject to the conditions and provisions of this Indenture.

        SECTION 2.07. EQUAL SECURITY OF NOTES. No series of Notes issued hereunder shall have any preference as to the security afforded by this Indenture over any other series of Notes issued or to be issued hereunder, and no Note of any series shall have any such preference over any other Note of the same or any other series; PROVIDED, HOWEVER, that the Notes of different series may contain terms and conditions that differ from Notes of other series in the respects set forth in Section 2.05 hereof; and PROVIDED, FURTHER, that the Company may authorize, execute and deliver indentures supplemental to this Indenture for the purposes set forth in Section 10.01 hereof.

        SECTION 2.08. DATE OF NOTES AND INTEREST. Upon initial issuance thereof, all Notes issued under this Indenture shall bear interest from, and shall be dated as of, the date on which the same shall be authenticated by the Trustee. Any Notes reissued after such initial issuance shall be dated as of the most recent preceding interest payment date on which all accrued interest had been paid, provided that if the date such Notes are reissued is such an interest payment date, such Notes shall bear interest from and shall be dated as of such interest payment date, or if such date of authentication shall be a date prior to the first interest payment date for the Notes of the series being authenticated, such Notes shall bear interest from, and shall be dated as of, the commencement of the first interest period for such series, which may be the date of initial issuance of such Notes; PROVIDED, HOWEVER, that if at the time of authentication of any Note of any series, interest is in default on Outstanding Notes of such series, such Notes shall bear interest from, and shall be dated as of, the interest payment date for such series to which interest has previously been paid or made available for payment on Outstanding Notes of such series.

        SECTION 2.09. NOTE REGISTER, REGISTRAR AND TRANSFER AGENT. The Company hereby constitutes and appoints the Trustee as Note Registrar and transfer agent for the purpose of registering and transferring Notes entitled to be so registered or transferred and the Company shall keep or cause to be kept at the principal office of the Trustee, books for the registration and transfer of Notes issued hereunder (the Note Register) showing, among other things, all original issuances and subsequent transfers of Notes.

         The Company, by a resolution of the Management Committee, may name such co-registrars and co-transfer agents of the Notes as the Company deems appropriate and shall cause to be kept at the principal office of each such co-registrar or co-transfer agent a duplicate of the Note Register.

        SECTION 2.10. TRANSFER OF NOTES; CHARGES THEREFOR; OWNERSHIP OF NOTES. Any Note may be transferred upon surrender thereof to the Trustee, at its principal office, accompanied by such duly executed instruments of transfer as may be reasonably required by the Company and the Trustee, and thereupon the Company shall issue in the name of the transferee or transferees or in the name of the person making the transfer, as the case may be, and the Trustee shall authenticate and deliver a new Note or Notes of the same series and maturity, in authorized denominations of not less than $100,000 (or such lesser amount of the principal amount of the Notes held by such holder if the principal amount shall be less than $100,000), for a like aggregate principal amount.

         Unless otherwise provided in the supplemental indenture creating the particular series of Notes, upon every transfer of Notes as permitted in this Section, the Company shall make no service charge against any holder of a Note or his transferee for any transfer, but the Company may require, as a condition to such transfer, the payment of a sum sufficient to reimburse it for any stamp tax or other governmental charge that may be imposed thereon, which sum shall be paid by the party requesting such transfer.

         The Person which in its individual corporate or other capacity is the holder of a Note and not the nominee of such Person in whose name such Note is registered in the Note Register shall for all the purposes of this Indenture be regarded as the owner thereof, and the payment of or on account of the principal of or interest (and premium, if any) on such Note shall be made only to such holder or upon its order, PROVIDED that if such Person has caused such Note to be registered in the name of a nominee, such Person shall have disclosed its name and address to the Trustee concurrently with the registration of such Note in the name of its nominee and, if for any reason whatsoever, it has failed to do so, then and in such event, such nominee shall for all purposes of this Indenture be regarded as the owner of such Note. Section 4 of the Note Purchase Agreements and Schedule I attached thereto shall constitute satisfaction of such requirement of written disclosure to the Trustee with respect to the institutional investors named in said Schedule I as the original holders of the Series A Notes. All payments so made shall be valid and effectual to satisfy and discharge the liability upon such Note to the extent of the sum or sums so paid.

        SECTION 2.11. REPLACEMENT NOTES. In case any Note issued hereunder shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver and the Trustee shall authenticate a new Note of like tenor, effect and date:

                   (a) in lieu of and substitution for and upon surrender and cancellation of the mutilated Note, or

                   (b) in lieu of and substitution for the Note so lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Company and the Trustee of the loss, theft or destruction of such Note, and upon receipt also of indemnity reasonably satisfactory to each of them; PROVIDED that if a Purchaser (as defined in the Note Purchase Agreement) or any subsequent Institutional Holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of such Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the unsecured written agreement of such owner to indemnify the Company.

         Subject to the provisions of Section 8.01 hereof, the Trustee shall incur no liability for anything done by it pursuant to this Section 2.11. Any
Note issued pursuant to this Section 2.11 shall constitute an original contractual obligation on the part of the Company and shall be secured equally and ratably with all other Notes issued hereunder and then Outstanding. Any such replacement Note may bear such endorsement as may be prescribed by the Company with the approval of the Trustee.

        SECTION 2.12. EFFECT OF REPLACEMENT. Each Note delivered pursuant to any provision of this Indenture in substitution for the whole or any part, as the case may be, of one or more other Notes shall carry all of the rights to interest accrued and unpaid, and to accrue, that were carried by the whole or such part, as the case may be, of such one or more other Notes, and, notwithstanding anything contained in this Indenture, such Note shall bear such date that neither gain nor loss in interest shall result from such substitution.

        SECTION 2.13. DISPOSITION OF SURRENDERED NOTES. All Notes surrendered for payment, redemption, transfer or replacement, if surrendered to the Trustee, shall be promptly cancelled by it, and, if surrendered to the Company, shall be delivered to the Trustee for cancellation and shall be promptly cancelled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever and all Notes so delivered shall be promptly cancelled by the Trustee. Upon cancellation by the Trustee of any Notes pursuant to this Section, such Notes shall be disposed of as directed by a Company Order.

                                  ARTICLE THREE
                           CREATION OF SERIES A NOTES

        SECTION 3.01. SERIES A NOTES. (a) There is hereby created under the Indenture a series of 7.13% Senior Secured Notes, Series A, due December 21, 2010 (the "SERIES A NOTES"). The aggregate principal amount of Series A Notes that may be issued shall be limited to Ninety-One Million Seven Hundred Thousand Dollars ($91,700,000), exclusive of Series A Notes issued under Sections 2.10 and 2.11. The Series A Notes shall be registered Notes without coupons, and numbered RA-1 and upward.

         The Series A Notes shall be dated and shall bear interest as provided in Section 2.08. The Series A Notes shall be due December 21, 2010 and shall bear interest on their unpaid principal amounts from their dates until paid at the rate of 7.13% per annum with principal and interest payable semiannually on the 21st day of each June and December (each such date being a

"PAYMENT DATE") commencing on June 21, 1996 and at the Overdue Rate on any overdue principal, premium, if any, and (to the extent legally enforceable) on any overdue installment of interest. Interest on the Series A Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

         In addition to paying the entire outstanding principal amount in the interest due on the Series A Notes on the maturity date thereof, the Company agrees that it will prepay and apply and there shall become due and payable the following sums of the principal Debt evidenced by the Series A Notes:

            REQUIRED PAYMENT                APPLICABLE AMOUNT OF REQUIRED
                  DATES                          PRINCIPAL PAYMENTS
              June 21, 1996                              $522,690
            December 21, 1996                            $522,690
              June 21, 1997                              $779,450
            December 21, 1997                            $779,450
              June 21, 1998                            $1,100,400
            December 21, 1998                          $1,100,400
              June 21, 1999                            $1,421,350
            December 21, 1999                          $1,421,350
              June 21, 2000                            $1,815,660
            December 21, 2000                          $1,815,660
              June 21, 2001                            $1,980,720
            December 21, 2001                          $1,980,720
              June 21, 2002                            $1,925,700
            December 21, 2002                          $1,925,700
              June 21, 2003                            $1,861,510
            December 21, 2003                          $1,861,510
              June 21, 2004                            $1,788,150
            December 21, 2004                          $1,788,150
              June 21, 2005                            $1,870,680
            December 21, 2005                          $1,870,680
              June 21, 2006                            $1,797,320
            December 21, 2006                          $1,797,320
              June 21, 2007                            $1,714,790
            December 21, 2007                          $1,714,790
              June 21, 2008                            $1,632,260
            December 21, 2008                          $1,632,260
              June 21, 2009                            $1,531,390
            December 21, 2009                          $1,531,390
              June 21, 2010                            $1,531,390

The entire remaining principal amount of the Series A Notes shall become due and payable on December 21, 2010. No premium shall be payable in connection with any required prepayment made pursuant to this Section 3.01(a).

         In the event the Company shall prepay less than all of the Series A Notes pursuant to Section 3.01(b), Section 3.01(c), Section 3.01(d) or Section 6.05, the amounts of the prepayments required by this Section 3.01(a) shall be reduced by an amount which is the same percentage of the prepayment required by this Section 3.01(a) as the percentage that the principal amount of the Series A Notes prepaid pursuant to Section 3.01(b) Section 3.01(c), Section 3.01(d) or
Section 6.05, as the case may be, is of the aggregate principal amount of Outstanding Series A Notes immediately prior to such prepayment.

         (b) OPTIONAL PREPAYMENT. The Series A Notes shall, upon compliance with the provisions of Article Twelve of this Indenture and in the manner and upon the terms therein provided, be prepayable at the option of the Company, in whole or in part, at any time at a prepayment price equal to the principal amount of the Series A Notes then Outstanding, together with interest accrued thereon, if any, to the date fixed for prepayment plus a premium equal to the Make-Whole Amount determined two business days prior to the date fixed for prepayment, PROVIDED, that the Company shall furnish notice to the Trustee and to each holder of the Series A Notes by telecopy or other same-day communication, on a date at least one business day prior to the date fixed for prepayment of the Series A Notes of the Make-Whole Amount, if any, applicable to such prepayment and the calculations in reasonable detail, used to determine the amount of any such Make-Whole Amount.

         (c) In the event that any Change of Control shall occur or the Company shall have knowledge of any proposed Change of Control, the Company will give a Company Notice of such fact in the manner provided in Section 15.04 hereof to the holders of the Series A Notes. The Company Notice shall be delivered promptly upon receipt of such knowledge by the Company and in any event no later than three business days following the occurrence of any Change of Control. The Company Notice shall (1) describe the facts and circumstances of such Change of Control in reasonable detail, (2) make reference to this Section 3.01(c) and the right of the holders of the Series A Notes to require prepayment of the Series A Notes on the terms and conditions provided for in this Section 3.01(c), (3) offer in writing to prepay the outstanding Series A Notes, together with accrued interest to the date of prepayment, and a premium equal to the then applicable Make-Whole Amount if the Person which has acquired control of the Company is not an Acceptable Acquiring Person and without a premium if the Person which has acquired control of the Company is an Acceptable Acquiring Person, and (4) specify a date for such prepayment (the "CHANGE OF CONTROL PREPAYMENT DATE"), which Change of Control Prepayment Date shall be not more than 90 days following the date of such Change of Control nor less than 30 days following the date of such Company Notice. Each holder of the then Outstanding Series A Notes shall have the right to accept such offer and require prepayment of the Series A Notes held by such holder in full by giving a Noteholder Notice not later than 20 days after receipt of the Company Notice, PROVIDED that the failure of any holder of the Series A Notes to give a Noteholder Notice as herein provided shall be deemed to constitute acceptance of such offer. The Company shall on the Change of Control Prepayment Date prepay in full all of the Series A Notes held by holders which have so accepted or are deemed to have accepted such offer of prepayment. The prepayment price of the Series A Notes payable upon the occurrence of any Change of Control shall be an amount equal to 100% of the outstanding principal amount of the Series A Notes so to be prepaid and accrued interest thereon to the date of such prepayment, together with a premium equal to the then applicable Make-Whole Amount, determined as of two business days prior to the date of such prepayment pursuant to this Section 3.01(c), if the Person which has acquired control of the Company is not an Acceptable Acquiring Person and without a premium if the Person which has acquired control of the Company is an Acceptable
Acquiring Person.

         (d) In the event that any Material Tariff Reduction Regulatory Action shall occur, the Company will give a Company Notice of such fact in the manner provided in Section 15.04 hereof to the holders of the Series A Notes. The Company Notice shall be delivered promptly upon receipt of such knowledge by the Company and in any event no later than three business days following the occurrence of any Material Tariff Reduction Regulatory Action. The Company Notice shall (1) describe the facts and circumstances of such Material Tariff Reduction Regulatory Action in reasonable detail, (2) make reference to this
Section 3.01(d) and the right of the holders of the Series A Notes to require prepayment of the Series A Notes on the terms and conditions provided for in this Section 3.01(d), (3) offer in writing to prepay the outstanding Series A Notes, together with accrued interest to the date of prepayment, but without premium, and (4) specify a date for such prepayment (the "MATERIAL TARIFF REDUCTION REGULATORY ACTION PREPAYMENT DATE"), which Material Tariff Reduction Regulatory Action Prepayment Date shall be not more than 120 days following the date of Material Tariff Reduction Regulatory Action nor less than 30 days following the date of such Company Notice. Each holder of the then outstanding Notes shall have the right to accept such offer and require prepayment of the Series A Notes held by such holder in full by giving a Noteholder Notice not later than 20 days after receipt of the Company Notice, PROVIDED that the failure of any holder of the Series A Notes to give such written notice as herein provided shall be deemed to constitute acceptance of such offer. The Company shall on the Material Tariff Reduction Regulatory Action Prepayment Date prepay in full all of the Series A Notes held by holders which have so accepted or are deemed to have accepted such offer of prepayment. The prepayment price of the Series A Notes payable upon the occurrence of any Material Tariff Reduction Regulatory Action shall be an amount equal to 100% of the outstanding principal amount of the Series A Notes so to be prepaid and accrued interest thereon to the date of such prepayment, but without a premium.

         (e) In the event the Series A Notes become due and payable as a result of any Event of Default, the Company will pay to the holders of the Series A Notes, to the extent not prohibited by law or paid by the Company in accordance with the provisions of Sections 7.01 and 7.02 hereof, an amount as liquidated damages (and not as a penalty) equal to the Make-Whole Amount, determined as of the date on which the Notes shall so become due and payable.

        SECTION 3.02. PLACE AND FORM OF PAYMENT ON SERIES A NOTES. The principal of and premium (if any) and interest on Series A Notes (subject to any agreement entered into pursuant to Section 5.01 hereof) shall be payable at the principal office of the Company in Reno, Nevada, in coin or currency of the United States of America which at the time of such payment is legal tender for the payment of public and private debts.

                                  ARTICLE FOUR
                          ISSUANCE OF ADDITIONAL NOTES

        SECTION 4.01. ISSUANCE OF ADDITIONAL NOTES. In addition to the principal amount of Series A Notes, whose authentication and delivery is provided for in
Section 3.01, the Company may, at any time and from time to time execute and deliver to the Trustee for authentication Additional Notes ("ADDITIONAL NOTES") pursuant to this Indenture if at the time of issuance thereof and after giving effect to the application of the proceeds thereof: (a) no Default or Event of Default would exist, (b) such Additional Notes may be incurred within the limitations of Section 5.07(b) or (c) hereof and (c) any lien or other charge securing such Additional Notes may be created or incurred within the limitations of Section 5.08(b) or (d) hereof. The Additional Notes so delivered shall be authenticated and delivered by the Trustee upon Company Order, dated as of the date of authentication and delivery of Additional Notes then being applied for, and accompanied by the following:

                   (1) A resolution of the Management Committee or other approval in accordance with the Partnership Agreement, in either such case authorizing the issuance of a specified principal amount of Additional Notes of one or more designated series.

                   (2) An Officer's Certificate, dated the date of authentication of Additional Notes, identifying in reasonable detail the Expansion Project Transportation Contracts to which such Additional Notes relate and stating that: (i) no Default or Event of Default exists, (ii) all conditions precedent set forth in this Indenture relating to the authentication and delivery of such Additional Notes have been complied with, including without limitation the requirements of Sections 5.07 and 5.08, (iii) the holders of such Additional Notes will be secured equally and ratably by the lien of this Indenture, (iv) concurrently with the issuance of such Additional Notes, this Indenture shall constitute a first and prior perfected security interest in the Expansion Project Transportation Contracts to which such Additional Notes relate and the Notes outstanding immediately prior to the issuance of such Additional Notes and such Additional Notes shall be equally and ratably secured by the lien created on such Expansion Project Transportation Contracts by the supplemental indenture referred to in clause (6) of this Section 4.01, (v) in preparing the Projected Debt Service Coverage Certificate required by Section 4.01(3), Projected Cash Available from Transportation Contracts included in the Projected Debt Service Coverage Ratio includes only Acceptable Revenues, and (vi) each of the Shippers which is a party to any of such Expansion Project Transportation Contracts is an Acceptable Shipper.

                   (3) A Projected Debt Service Coverage Certificate, dated the date of authentication of such Additional Notes, demonstrating that the Projected Debt Service Coverage Ratio is not less than 1.35 to 1 for the then current fiscal year and for each of the Remaining Years.

                   (4) An Opinion of Counsel, dated the date of authentication of Additional Notes:

                            (i) specifying the certificates or other evidence
                  that will be sufficient to show the authorization or approval of, or consent to, the issuance by the Company of the Additional Notes, by any Federal, state or other governmental regulatory agency at the time having jurisdiction in the premises, or stating that no such authorization, approval or consent is required;

                           (ii) stating that (A) the Additional Notes have been
                  duly authorized, executed and delivered by the Company, and when authenticated and delivered by the Trustee, will be legal, valid and binding obligations of the Company and, together with the Series A Notes, entitled to the benefits of and secured by the lien of this Indenture equally and ratably with the Notes then Outstanding, subject to the provisions of bankruptcy, insolvency or similar laws and legal or equitable principles affecting the rights of creditors generally, (B) the supplemental indenture to which such series of Additional Notes relate has been duly authorized, executed and delivered by the Company and when executed and delivered by the Trustee, will be the legal, valid and binding obligation of the Company, subject to the provisions of bankruptcy, insolvency or similar laws and legal or equitable principles affecting the rights of creditors generally, (C) the issuance and sale of the Additional Notes and compliance by the parties with the Indenture, as supplemented by the related supplemental indenture, will not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any lien or encumbrance upon any of the property or assets of the Company pursuant to the provisions of the Operative Documents to which the Company is a party or any other agreement or instrument under which the Company has Debt outstanding, which other agreements or instruments shall have been identified in a written notice from the Company to the counsel rendering such Opinion of Counsel (which written notice the Company agrees shall identify all of such agreements or instruments to which it is a party), (D) the issuance, sale and delivery of the Additional Notes by the Company is exempt from registration under the requirements of the Securities Act of 1933, as amended, and does not require the qualification of this Indenture, as so supplemented, under the Trust Indenture Act of 1939, as amended, (E) the supplemental indenture to which such series of Additional Notes relate creates a perfected security interest in each Expansion Project Transportation Contract to which such series of Additional Notes relate and
                  (F) such other matters incident to the issuance and sale of the Additional Notes as the Trustee may reasonably request;

                          (iii) stating that the documents and other items that
                  have been or are therewith delivered to the Trustee conform to the requirements of this Indenture, and that, upon the basis of the Company Order and the accompanying documents or other items specified in this Article, all conditions precedent specified in this Indenture relating to the Additional Notes have been complied with, and the Additional Notes may be lawfully authenticated and delivered under this Article; and

                           (iv) based on an examination of the records of the
                  Secretary of State and any other pertinent records in the State of Nevada or any other state in which the Company has its principal place of business, the Collateral (including, without limitation, each Expansion Project Transportation Contract to which such series of Additional Notes relate) is free from any recorded lien or security interest, subject only to Permitted Encumbrances and the lien of this Indenture.

                  The Opinion of Counsel may be based, and may state that such counsel has relied, upon code searches (the results of which shall be attached to such opinion) and the opinion of other counsel deemed reliable by such counsel and copies of any such searches and opinions shall be furnished to the Trustee.

                   (5) The certificates and other evidence, specified in the Opinion of Counsel as provided by Paragraph (i) of the foregoing Subsection (4).

                   (6) A supplemental indenture providing for the creation and issuance of the Additional Notes, stating the maximum principal amount thereof, and otherwise in form and content acceptable to the Trustee and creating a first and prior perfected security interest in the Expansion Project Transportation Contracts for the equal and ratable benefit of the Additional Notes and the Series A Notes.

                   (7) The Intercreditor Agreement executed by the Company, the Trustee, the holders of the Series A Notes and the holders of the Additional Notes.

                                  ARTICLE FIVE
                            COVENANTS OF THE COMPANY

         The Company hereby covenants and agrees for the benefit of the holders of the Notes and their successors in interest that, so long as any Notes remain
Outstanding:

        SECTION 5.01. PAYMENT. The Company will duly and punctually pay or cause to be paid the principal of (premium, if any) and interest on the Notes and all other sums due or to become due hereunder at the times and places and in the manner specified in the Notes and herein. Notwithstanding the above or any other provisions of this Indenture or any Note issued hereunder, the Company may enter into a written agreement with the holder of any Note providing for the payment to such holder, without presentation or surrender of such Note, of the principal of (premium, if any) and interest on the Notes and any other sums due with respect to such Note or any part thereof or due hereunder at a place other than as designated herein or in such Note. The Trustee is authorized to consent to any such agreement and shall not be liable or responsible to any such holder or to the Company for any act or omission on the part of the Company or any holder of a Note in connection with any such agreement. Section 4 of the Note Purchase Agreements shall constitute such a written agreement by the Company with the institutional investors named in Schedule I attached to said Note Purchase Agreements to which the Trustee shall be deemed to have consented by its execution and delivery of this Indenture.

        SECTION 5.02. TAXES AND ASSESSMENTS; COMPLIANCE WITH LAWS. (a) The Company will duly and punctually pay and discharge, or cause to be paid and discharged, all taxes, assessments and governmental charges or levies imposed upon or assessed against the Company, or upon any of the Collateral; PROVIDED, HOWEVER, that nothing herein contained shall require the Company to pay any such tax, assessment, charge or levy so long as the Company shall in good faith contest the validity of the same by appropriate legal proceedings and stay any execution thereof and so long as adequate reserves in respect thereof have been established in accordance with GAAP and such contest would not have a Material Adverse Effect.

         (b) The Company will promptly comply with all laws, ordinances or governmental rules and regulations to which it is subject, including, without limitation, the Natural Gas Act of 1938 and the Natural Gas Policy Act of 1978, the Occupational Safety and Health Act of 1970, as amended, ERISA and all Environmental Laws, the violation of which could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or would result in any lien not permitted under Section 5.08.

        SECTION 5.03. MAINTENANCE OF EXISTENCE AND RIGHTS. Subject to the provisions of Article Eleven hereof, the Company will do or cause to be done, at its own cost and expense, all things necessary to preserve, extend, and renew its existence as a general partnership under the Uniform Partnership Act of the State of Nevada (or as a general or limited partnership under the laws of any other state of the United States, PROVIDED that at the time of the establishment of its existence under such other state, no Default or Event of Default would exist), and its qualified status in any state in which it may engage in business, and will preserve and renew all franchises, rights of way, easements, permits and licenses necessary to operate and maintain the Pipeline now held by it or hereafter granted to or conferred upon it; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such franchise, right, easement, permit or license if such failure by the Company could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

        SECTION 5.04. CARRY ON BUSINESS AND MAINTAIN PROPERTY. The Company will at all times endeavor to carry on and conduct its business and operate the Pipeline in an efficient manner and will use commercially reasonable efforts customary in the natural gas pipeline transportation industry by Persons similarly situated to the Company in order to cause the Pipeline to be maintained and preserved and kept in good repair and working order and to make all necessary repairs, so that at all times the efficiency of the Pipeline shall be fully preserved and maintained in accordance with standards generally accepted in the natural gas pipeline transportation industry and by all regulatory authorities then exercising jurisdiction over the Company; PROVIDED, HOWEVER, that the Company shall not be required to comply with the provisions of this Section 5.04 with respect to any portion of the Pipeline which is no longer used and useful in the conduct of the business of the Company, so long as such noncompliance would not have a Material Adverse Effect.

        SECTION 5.05. INSURANCE. (a) The Company will maintain, or will cause the Operator to maintain insurance coverage for and on behalf of the Company and its Subsidiaries with financially sound and reputable insurers rated "A, Class 8" or better by A.M. Best Co. (or accorded a similar rating by another nationally recognized insurance rating agency of similar standing if A.M. Best Co. is not then in the business of rating insurers) or as otherwise agreed upon and acceptable to the Company and the Trustee in such forms and amounts and against such risks as are customary for companies of established reputation engaged in the same or a similar business and owning and operating similar properties as the Pipeline. Without limiting the foregoing, the Company agrees that it will, to the extent available, continuously maintain, or cause the Operator to maintain, the following described policies of insurance:

                   (1) Property insurance against loss and damage by all risks of physical loss or damage, including fire, windstorm, flood, earthquake, pollution, builders risk (including construction and repair period coverage) and other risks covered by the so called "all-risks" form of property insurance policy with replacement cost endorsements; PROVIDED, HOWEVER, that (i) the amount of such insurance with respect to the Pipeline shall be the greater of the probable maximum loss ("PML") multiplied by a factor of 2.0 or $50,000,000, with a report of such PML to be prepared by the Company and submitted to the Trustee and the holders of the Notes within 180 days following commencement of operations, (ii) such insurance policy shall provide that not more than $1,000,000 may be deductible from the loss payable with respect to any casualty, and (iii) a sublimit of not less than $5,000,000 is permitted with respect to risks relating to gas in the Pipeline and the perils of earthquake or flood damage and debris removal;

                   (2) extra expense insurance with such terms as are customary for companies of established size and reputation engaged in substantially the same business as the Company and similarly situated; PROVIDED, HOWEVER, that the amount of such insurance shall be not less than $1,000,000;

                   (3) if and for so long as the Company has any employees, fiduciary liability insurance with such terms as are customary for companies of established size and reputation engaged in substantially the same business as the Company and similarly situated and if either of the Partners or any of their respective Affiliates have lent or otherwise made available individuals to work for and on behalf of the Company, then the Company shall cause such Partner or such Affiliate to maintain the foregoing insurance; PROVIDED, HOWEVER that the amount of such insurance shall not be less than $5,000,000; and PROVIDED, FURTHER, that such insurance shall provide with respect to the Company that not more than $250,000 may be deductible from any loss payable and that with respect to individuals that not more than $1,000 may be deductible from any loss payable with respect to any casualty;

                   (4) if and for so long as the Company has any employees, employee fidelity insurance with such terms as are customary for companies of established size and reputation engaged in substantially the same business as the Company and similarly situated and if either of the Partners or any of their respective Affiliates have lent or otherwise made available individuals to work for and on behalf of the Company, then the Company shall cause such Partner or such Affiliate to maintain the foregoing insurance; PROVIDED, HOWEVER that the amount of such insurance shall not be less than $5,000,000; and PROVIDED, FURTHER, that such insurance shall provide that not more than $250,000 may be deductible from any loss payable with respect to any casualty;

                   (5) surety bonds (securing leases, permits, franchises, gas taxes, taxes, notary public, judicial and other bonds) in amounts and with such terms as are customary for companies of established size and reputation engaged in substantially the same business as the Company and similarly situated if exposure exists;

                   (6) workers' compensation insurance (including employer's liability insurance), for all employees of the Company and the Operator, in such amounts and with such terms as are customary for companies of established size and reputation engaged in substantially the same business as the Company and similarly situated, or if such limits are established by law, in such amounts; PROVIDED, HOWEVER, that in no event shall the amount of the employer's liability insurance be less than an aggregate of $10,000,000 obtained through a combination of primary and excess liability insurance policies and, PROVIDED FURTHER, that such worker's compensation insurance shall include an "alternate employer endorsement", if available by state, if and for so long as the Company has employees;

                   (7) automobile liability insurance with such terms as are customary for companies of established size and reputation engaged in substantially the same business as the Company and similarly situated; PROVIDED, HOWEVER, that in no event shall the amount of such insurance be less than an aggregate of $25,000,000 obtained through a combination of primary and excess liability insurance policies;

                   (8) insurance insuring against public liability for loss or damage (including bodily injury) to the Persons or property of others from such risks (including, but not limited to, spills of Hazardous Substances and pollution) and in such amounts as are customary for companies of established size and reputation engaged in substantially the same business as the Company and similarly situated (including construction and repair period coverage); PROVIDED, HOWEVER, that in no event shall the amount of such insurance be less than an aggregate of $35,000,000 obtained through a combination of primary and excess liability insurance policies; and PROVIDED, FURTHER, that such insurance policy shall provide that not more than $1,000,000 may be deductible from any loss payable; and

                   (9) such other insurance against such risks as is customary to be carried by companies of established size and reputation engaged in substantially the same business as the Company and similarly situated and owning properties in the states in which the Pipeline is located.

         (b) FORM OF POLICIES. Any insurance policies carried in accordance with this Section 5.05: (1) shall with respect to the insurance described in clauses
(a)(1) and (a)(8) above, name the Trustee and each holder of the Notes as an additional insured, as their interests may appear, (2) shall provide that the Trustee's interest shall be insured regardless of any breach or violation by the Company or the Operator of any warranties, declarations or conditions contained in such policies, (3) such insurance, as to the interest of the Trustee therein, shall not be invalidated by the use or operation of the Pipeline for purposes which are not permitted by such policies, not by any foreclosure or other proceedings relating to the Pipeline, nor by change in title to or ownership of the Pipeline, (4) except with respect to the insurance described in clause (a)(6) above, the insurers shall waive any right of subrogation of the insurers to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Company, (5) if any premium or installment is not paid when due, or if such insurance would lapse or be canceled, terminated or materially changed for any reason whatsoever, the insurers will promptly notify the Trustee and any such lapse, cancellation, termination or change shall not be effective as to the Trustee for thirty days after receipt of such notice, and (6) appropriate certification shall be made to the Trustee by each insurer with respect thereto. Provided no Default or Event of Default has occurred or is continuing, the loss, if any, under any policy pertaining to loss by reason of damage to or destruction of any portion of any of the Pipeline shall be adjusted with the insurance companies by the Company, subject to the approval of the Trustee if the loss exceeds $1,000,000 in excess of the deductible.

         Upon the execution of this Indenture and on or before December 31 of each year thereafter, and at any time upon the reasonable request of the Trustee, the Company shall furnish the Trustee with certificates or other satisfactory evidence of maintenance of the insurance required hereunder and with respect to any renewal policy or policies shall furnish certification or adequate confirmation of coverage to the Trustee's reasonable satisfaction five days prior to the expiration date of the original policy or renewal policies or if not so available, immediately upon the receipt thereof, and shall furnish insurance binders evidencing such renewal upon receipt thereof. All such policies shall provide that the same shall not be canceled without at least 30 days' prior written notice to the Trustee. If for any reason whatsoever, the Company fails to maintain the insurance required by clause (a) of this Section
5.05 and the Trustee becomes actually aware of such fact, then and in such event the Trustee may, upon 10 days prior written notice to the Company and to the holders of the Notes, obtain such insurance and the Company shall promptly reimburse the Trustee for any premium paid in connection therewith. It is understood and agreed that the Trustee will so obtain such insurance only upon written request of the holders of at least a majority in aggregate principal amount of the Notes then outstanding.

        SECTION 5.06. NATURE OF BUSINESS. Neither the Company nor any of its Subsidiaries will engage in any business other than the maintenance and operation of the Pipeline and any other natural gas pipeline, in each such case as a transportation only natural gas pipeline and businesses directly relating thereto, PROVIDED that notwithstanding the foregoing, (a) the Company may acquire and take title to a limited amount of "line pack" or other gas required for safe and reliable operation of the Pipeline and (b) may own and sell at retail natural gas, and may otherwise acquire and sell at retail natural gas, if
(1) the value of any such natural gas so acquired and sold at retail shall not constitute more than 5% of consolidated total assets of the Company and its Subsidiaries as of the end of any fiscal quarter of the Company, or (2) such natural gas so acquired and sold at retail shall not contribute more than 5% of consolidated gross revenues of the Company and its Subsidiaries during any fiscal quarter of the Company.

        SECTION 5.07. LIMITATIONS ON DEBT. The Company will not, and will not permit any of its Subsidiaries to, create, issue, assume, guarantee or otherwise incur or in any manner become liable in respect of any Debt, except:

                   (a) the Series A Notes;

                  (b) additional Debt of the Company from time to time outstanding in an aggregate principal amount not in excess of $5,000,000;

                  (c) additional Debt of the Company incurred to provide financing for an Expansion Project; PROVIDED that at the time of incurrence of such Debt and after giving effect to the application of the proceeds thereof:

                          (1) the Projected Debt Service Coverage Ratio shall
                  be not less than 1.35 to 1 for the then current fiscal year and for each of the Remaining Years; and

                          (2) the Weighted Average Life to Maturity of such
                  Debt shall not be shorter than the then remaining Weighted Average Life to Maturity of the Series A Notes; and

                          (3) no Default or Event of Default would exist.

                  (d) Subordinated Debt.

         SECTION 5.08. RESTRICTIONS ON ENCUMBRANCES. The Company will not, and will not permit any of its Subsidiaries to, create or incur, or suffer to be incurred or to exist, any mortgage, lien, charge, security interest, Capitalized Lease or other encumbrance on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property or assets for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any of its Subsidiaries to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

                  (a) Permitted Encumbrances;

                  (b) the lien of this Indenture on the Collateral;

                  (c) liens created or incurred by the Company on Expansion Project Transportation Contracts not constituting Collateral Security Transportation Contracts, in each such case created by the Company to secure Debt incurred within the limitations of Section 5.07(b) or (c) hereof, PROVIDED that no such lien: (1) shall be created or incurred unless the Trustee shall have first received an Officer's Certificate which shall state that such lien (and the foreclosure of the lien granted pursuant to the instrument creating such lien and the sale of all or any portion of such Expansion Project Transportation Contracts subject to such lien) would not, individually or in the aggregate, have a Material Adverse Effect, and (2) shall attach to any Collateral Security Transportation Contract; and

                   (d) liens created or incurred by the Company on Expansion Project Transportation Contracts to secure Debt of the Company incurred within the limitations of Section 5.07(b) or (c) hereof, PROVIDED that:
         (1) each of the holders of the Debt to which any such lien relates shall have entered into and be parties to the Intercreditor Agreement,
         (2) each such lien shall equally and ratably secure the Notes and such related

         Debt upon the terms and provisions contained in the Intercreditor Agreement, (3) at the time of the creation or incurrence of each such lien and after giving effect thereto, no Default or Event of Default would exist, and (4) each such Expansion Project Transportation Contract shall have been executed and delivered by an Acceptable Shipper to the Company.

         SECTION 5.09. RESTRICTED PAYMENTS. (a) Except as otherwise provided in clause (b) of this Section 5.09, the Company will not:

                  (1) declare or pay any Partnership Distribution (except dividends or other distributions payable solely in general partnership units of the Company);

                  (2) directly or indirectly, purchase, redeem or retire any general partnership units or any warrants, rights or options to purchase or acquire any general partnership units (other than in exchange for or out of the net cash proceeds to the Company from the substantially concurrent issue or sale of other general partnership units of the Company or warrants, rights or options to purchase or acquire any general partnership units);

                  (3) make any other payment, return of capital or distribution, either directly or indirectly in respect of its general partnership units; or

                  (4) make any interest payment in respect of Subordinated Debt (any other payments in respect of Subordinated Debt, including, without limitation, principal or premium, if any, being expressly prohibited by the definition of "SUBORDINATED DEBT" contained in Section 1.02 of this Indenture);

(such declarations or payments of dividends, purchases, redemptions or retirements of general or limited partnership units and warrants, rights or options, and payments in respect of Subordinated Debt and all such other payments or distributions being herein collectively called "RESTRICTED PAYMENTS"), if after giving effect thereto:

                   (i) any Default or Event of Default would exist; or

                  (ii) the Debt Service Coverage Ratio for the period of 12 consecutive months immediately preceding the date of the proposed Restricted Payment shall have been less than 1.25 to 1.

                  (b) Notwithstanding the limitations of Section 5.09(a) hereof, the Company shall be permitted to make Partnership Tax Distributions in any taxable year of the Company; PROVIDED, HOWEVER, that the Partnership Tax Distributions for such Tax Year shall not exceed the product of (1) the difference between (A) the SUM of (i) the maximum Federal income tax rate applicable to corporate Partners of the Company (determined without regard to phaseouts of rate differences or other items) PLUS (ii) the Adjusted State Income Tax Rate from time to time applicable to any Partner of the Company with respect to, and only with respect to, its share of the Taxable Income of the Company LESS (B) the product of such Federal income tax rate and the Adjusted State Income Tax Rate TIMES (2) the Company's Taxable Income for such Tax Year.

Tax Distributions for any succeeding Tax Year shall be reduced by the amount by which prior Tax Distributions made by the Company during any preceding Tax Year exceeded the amounts which would have been distributed based on the actual Taxable Income of the Company for such Tax Year or Years. Further, Partnership Tax Distributions made to enable Partners to pay estimated income taxes shall not exceed those amounts which the Management Committee of the Company reasonably determines in good faith to be necessary to enable the Partners to avoid the imposition of penalties in interest for the underpayment of estimated income taxes with respect to Taxable Income of the Company.

         As used herein, the term "ADJUSTED STATE INCOME TAX RATE" which shall be applicable to the Tax Distributions of all Partners of the Company, shall mean the highest effective rate of state income tax imposed on any Partner of the Company with respect to its share of Taxable Income of the Company adjusted for state modifications to Taxable Income and for credits allowed against such taxes. For purposes of determining the Adjusted State Income Tax Rate, each Partner of the Company shall be deemed to have no items of income, gain, loss, deduction or credit other than those taken into account in determining Taxable Income.

         As used herein, the term "TAXABLE INCOME" (or "TAXABLE LOSS" if Taxable Income is a negative amount) of the Company shall mean its taxable income as determined under Section 703(a) of the Code, or any successor provision thereto, increased or decreased, as the case may be, by the entire amount of each item of taxable gain, loss, income, and deduction required to be taken into account separately by the Partners to Section 702(a) of the Code, or any successor provision thereto, appropriately adjusted to take into account items taxed at rates lower than the maximum rate (E.G., capital gains and losses) and tax credits permitted thereunder. Taxable Income shall also be reduced to the extent the Company has realized any Taxable Losses in Tax Years governed by this provision which have not previously been used to reduce Taxable Income.

         (c) The Company will not declare any dividend which constitutes a Restricted Payment payable more than 60 days after the date of declaration thereof.

         (d) For the purposes of this Section 5.09, the amount of any Restricted Payment declared, paid or distributed in property shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Management Committee) of such property at the time of the making of the Restricted Payment in question.

         SECTION 5.10. GUARANTIES. The Company will not, and will not permit any of its Subsidiaries to, become or be liable in respect of any Guaranty except Guaranties of the Company or any of its Subsidiaries of the Company which are limited in amount to a stated maximum dollar exposure and which constitute Guaranties incurred by the Company in compliance with the provisions of this Indenture.

         SECTION 5.11. SALE AND LEASEBACK OF PIPELINE. Except upon compliance with the terms of Section 6.05, the Company will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Company or such Subsidiary shall in one or more related transactions sell, transfer or otherwise dispose of the Pipeline, in whole or in part, and then rent or lease, as lessee or tenant, such property or any part thereof; PROVIDED that in no event shall the Company enter into any sale leaseback transaction if after giving effect to the consummation thereof, a Default or Event of Default would exist. The Company agrees to give thirty days prior written notice to the Trustee and the holders of the Notes then Outstanding of its intent to enter into any arrangement to be entered into within the limitations of this Section 5.11.

         SECTION 5.12. EXPANSION PROJECTS. (a) The Company will not undertake the construction of any Expansion Project requiring the expenditure of more than $5,000,000 and less than $10,000,0000 in connection with which the Company has or will incur Debt, unless:

                   (1) the Debt incurred to finance such Expansion Project or part or portion thereof, as the case may be, has been incurred within the limitations of Section 5.07(b) or (c) or (d) hereof and any lien or other charge relating thereto is created or incurred within the limitations of Section 5.08(c) or (d) hereof;

                   (2) no Default or Event of Default exists; and

                   (3) during the construction period applicable to any such Expansion Project and upon completion thereof and after giving effect to any additional payments under the Expansion Project Transportation Contracts with Shippers following completion of such Expansion Project, the Projected Debt Service Coverage Ratio (after giving effect to any Debt incurred to finance such Expansion Project) is not less than 1.35 to 1.00 for the then current fiscal year and for each of the Remaining Years.

         (b) The Company will not undertake the construction of any Expansion Project requiring the expenditure of $10,000,000 or more in connection with which the Company has or will issue or incur Debt, unless the Company shall have furnished to the Trustee the items set forth in paragraphs (1) through (4), inclusive:

                   (1) an Opinion of Counsel addressed to the Trustee and describing all material governmental permits and approvals required to be obtained by the Company for the construction and operation of such Expansion Project and to the effect that all such permits and approvals have been obtained or if not then obtainable, are reasonably expected to be obtained upon completion of such Expansion Project in accordance with the plans and specifications therefor;

                   (2) a certificate of an Independent Engineer addressed to the Trustee which shall: (i) describe such Expansion Project, (ii) estimate the time required to complete such Expansion Project, (iii) set forth the estimated cost of construction of such Expansion Project and the annual maintenance cost attributable to such Expansion Project, and
         (iv) state that in the reasonable judgment of such firm (A) such Expansion Project can be completed in accordance with the plans and specifications and that the Management Committee of the Company has made a reasonable estimate of the cost of construction, (B) upon completion, such Expansion Project should, in the reasonable judgment of such Independent Engineer, operate at the Rated Capacity set forth in the plans and specifications, and (C) other than temporary shut-downs in the ordinary course of completion of the construction process in a commercially reasonable manner, the construction of such Expansion Project will not result in any material disruption to the operation of the Pipeline, or any material reduction in the throughput capacity of the Pipeline;

                   (3) a certificate of a Responsible Officer of the Company which shall: (i) demonstrate that any Debt relating to such Expansion Project shall have been incurred within the limitations of Section 5.07 hereof and any lien or other charge relating thereto will be created or incurred within the limitations of Section 5.08(c) or (d) hereof, (ii) state that as of the date of such certificate, no Default or Event of Default exists and that all conditions precedent to the commencement of such Expansion Project have been satisfied, and (iii) set forth in reasonable detail (A) an estimate of the cost of construction of such Expansion Project, including legal fees and expenses, interest during construction, feasibility studies, engineering and consulting fees and expenses and the cost of any permits relating to the construction of such Expansion Project, (B) a description of the sources of funds for the construction of such Expansion Project, (C) a projection of the revenues and expenses of the Company following completion of such Expansion Project, and (D) state that if any Debt to be incurred by the Company to finance the cost of construction of such Expansion Project is to be evidenced by Additional Notes, the Company will comply with the requirements of Section 4.01, or that if any Debt to be incurred to finance the construction of the Expansion Project is to be separately and independently secured by such Expansion Project Transportation Contracts, that the lien to be created thereon to secure such Debt has been created or incurred within the limitations of Section 5.08(c) or
         (d) hereof;

                   (4) a Projected Debt Service Coverage Certificate which shall demonstrate that during the construction period applicable to such Expansion Project and upon completion thereof and after giving effect to any additional payments under Expansion Project Transportation Contracts with Shippers following completion of such Expansion Project, the Projected Debt Service Coverage Ratio (after giving effect to any Debt incurred to finance the Expansion Project) is not less than 1.35 to 1 for the then current fiscal year and for each of the Remaining Years.

         SECTION 5.13. REPORTS AND RIGHTS OF INSPECTION. The Company will keep proper books of record and account in which full and correct entries will be made of all dealings or transactions of, or in relation to, the business and affairs of the Company in accordance with GAAP (except for changes disclosed in the financial statements furnished pursuant to this Section 5.13 and concurred in by the independent public accountants referred to in Section 5.13(b) hereof), and will furnish to the Trustee and each Institutional Holder of the Notes (in duplicate if so specified below or otherwise requested):

                  (a) As soon as available and in any event within 60 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

                            (1) an unaudited balance sheet of the Company as of
                  the close of such quarterly fiscal period, setting forth in comparative form the figures for the fiscal year then most recently ended,

                            (2) an unaudited statement of income of the Company
                  for such quarterly fiscal period and for the portion of the fiscal year ending with such quarterly fiscal period, in each case setting forth in comparative form the figures for the corresponding periods of the preceding fiscal year, and

                            (3) an unaudited statement of cash flows of the
                  Company for the portion of the fiscal year ending with such quarterly fiscal period, setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct by an authorized financial officer of the Company (subject to year end audit and adjustment);

                  (b) As soon as available and in any event within 120 days after the close of each fiscal year of the Company, copies of:

                            (1) a balance sheet of the Company as of the close
                  of such fiscal year, and

                            (2) a statement of income and retained earnings and
                  cash flows of the Company for such fiscal year,

         in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by a report thereon (unqualified as to scope) of a firm of independent public accountants of recognized national standing selected by the Company to the effect that the financial statements present fairly, in all material respects, the financial position of the Company as of the end of the fiscal year being reported on and the results of the operations and cash flows for said year in conformity with GAAP and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said accountants deemed necessary in the circumstances;

                  (c) Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Company and any management letter received from such accountants;

                  (d) (1) After such date as the Company becomes a reporting company under the Securities Exchange Act of 1934, promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders or Partners, as the case may be, and any registration statement or prospectus filed by the Company with any securities exchange or the Securities and Exchange

         Commission or any successor agency, and (2) whether or not the Company becomes a reporting company, copies of any orders in any proceedings to which the Company is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Company which could reasonably be expected in the aggregate to have a Material Adverse Effect;

                  (e) Promptly upon the occurrence thereof, written notice of:
         (1) a Reportable Event with respect to any Plan; (2) the institution of any steps by the Company, any ERISA Affiliate, the PBGC or any other Person to terminate any Plan (other than a termination pursuant to Section 4041(b) of ERISA); (3) the institution of any steps by the Company or any ERISA Affiliate to withdraw from any Plan which could reasonably be expected to have a Material Adverse Effect; (4) a non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA in connection with any Plan which is reasonably expected in the aggregate to create a material liability to the Company; (5) any material increase in the contingent liability of the Company with respect to any post-retirement welfare liability; or (6) the taking of any action by, or the threat in writing of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing;

                  (f) Within the periods provided in Subsections (a) and (b) above, an Officer's Certificate stating that such officers have reviewed the provisions of this Indenture and (1) setting forth: (i) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of Sections 5.06 through 5.09 at the end of the period covered by the financial statements then being furnished, and (ii) whether there existed as of the date of such financial statements and whether, to the best of such officers' knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto, and (2) that the lien of this Indenture continues to constitute a first and prior perfected security interest in the Collateral and that no recording, filing, re-recording or re-filing of this Indenture or any of the other Security Documents, including, without limitation, Uniform Commercial Code financing statements and continuation statements, is or will be necessary during the fiscal quarter next following the date of such Officer's Certificate or that if any such recording, filing, re-recording or re-filing will be necessary during such fiscal quarter, the Company has made adequate provision to complete the same and will comply with the requirements of Sections 5.15 and 5.16 hereof;

                  (g) Within the period provided in paragraph (b) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Indenture and stating further whether, in making their audit, such accountants have become aware of any Default or Event of Default under any of the terms or provisions of this Indenture insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof;

                  (h) Promptly (but in any event within 5 business days) after the occurrence thereof, written notice of: (1) the existence of any Default or Event of Default, (2) any notice from the holder of any Debt of the Company with respect of any claimed default under the instrument pursuant to which such Debt shall be outstanding or (3) any material default by either the Company or any Shipper pursuant to a Material Transportation Contract;

                  (i) Except at such times as the Company is a reporting company under Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended, or has complied with the requirements for the exemption from registration under the Securities and Exchange Act of 1934, as amended, set forth in Rule 12g3-2(b) under such Act, such financial or other information as any holder of the Notes or any Person designated by such holder may reasonably determine is required to permit such holder to comply with the requirements of Rule 144A promulgated under the Act in connection with the resale by it of the Notes, in any such case promptly after the same is requested;

                  (j) Promptly after any Responsible Officer becomes aware of the existence thereof (and in any event within ten business days thereafter): (1) the institution of any litigation or any governmental proceeding which if adversely determined could reasonably be expected to have a Material Adverse Effect, (2) the occurrence of any change in the business, results of operations, financial condition or properties of the Company and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, and (3) any Casualty Occurrence;

                  (k) Promptly after any Responsible Officer becomes aware of the existence thereof (and in any event within twenty business days thereafter), copies of any final order of the FERC and promptly after any Responsible Officer becomes aware of the existence thereof (and in any event as soon as reasonable practicable thereafter), copies of any proposed order of the FERC which, in any such case may require the Company to implement a rate design which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, in each case accompanied by a written statement of a Responsible Officer specifying in reasonable detail the effect such order would have on the Debt Service Coverage Ratio for the then current year and for each of the Remaining Years; and

                  (l) With reasonable promptness, such other data and information as the Trustee or any such Note holder may reasonably request.

Without limiting the foregoing, the Company will permit the Trustee and each Noteholder (or such Persons as either the Trustee or any such holder may designate), to visit and inspect, during normal business hours, subject to such reasonable conditions as the Company may impose and under the Company's guidance, any of the properties of the Company, to examine all of its books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss its affairs, finances and accounts with its respective officers, employees, and independent public accountants (and by this provision the Company authorizes said accountants to discuss with the Trustee and each Noteholder the finances and affairs of the Company) all at such reasonable times and as often as may be reasonably requested. Except after the occurrence of a Default or Event of Default, the Company shall not be required to pay or reimburse the Trustee or any such holder for expenses which the Trustee or any such holder may incur in connection with such visitation or inspection.

        SECTION 5.14. OPERATIVE DOCUMENTS; ETC. (a) The Company will: (1) use commercially reasonable efforts to perform all obligations to be performed by the Company under the Transportation Contracts, the Support Agreements, including, without limitation, the Sierra Power Side Letter Agreement, the Operating Agreement and the Tariff, (2) take such action as it deems reasonably necessary (including the institution of legal proceedings) to enforce the validity and terms of the Transportation Contracts, the Support Agreements, including, without limitation, the Sierra Power Side Letter Agreement, the Operating Agreement and the Tariff, against the Persons which are parties to such agreements, and (3) use all commercially reasonable means to resist the entry of any order by FERC or any other Federal, state or local regulatory body or any court relating to the Tariff or any of the Transportation Contracts or Support Agreements (including intervention in any administrative or legal proceedings in which any such order may be issued and filing an appeal from such order in the court exercising jurisdiction over such matter), if such order, together with the entry of any other such order, could reasonably be expected to terminate or otherwise abrogate any term of any of the Tariff or any of the Transportation Contracts or Support Agreements and the termination or abrogation of such term would have a Material Adverse Effect; PROVIDED that the failure to keep any Transportation Contract or Support Agreement, as the case may be, in full force and effect shall in no event give rise to any Default under this
Section 5.14(a), unless the termination of such Transportation Contract or Support Agreement, as the case may be, together with any other Transportation Contract or Support Agreement which has been so terminated, in the aggregate constitutes a Default or an Event of Default under Section 7.01(h) or (j).

        (b) The Company will not enter into or agree to any amendment, modification, supplement or alteration, or cause or permit to be modified, amended, supplemented or in any way altered, any of the provisions of the Operating Agreement and will not terminate or annul or cause or permit to be terminated or annulled any of the provisions of the Operating Agreement, if such modification, amendment, supplement, alteration, termination or annulment would have a Material Adverse Effect.

        (c) The Company will not amend, modify, supplement, alter or cancel any Material Transportation Contract or related Support Agreement, unless (1) such action is in the commercial interest of the Company (as determined in good faith by the Management Committee of the Company), and (2) such action has received all necessary governmental approvals; PROVIDED that the Company will in no event amend, modify, supplement, alter or cancel any Transportation Contract or Support Agreement if such action constitutes or would result in a Default or an Event of Default under Section 7.01(h) or (j).

        SECTION 5.15. WARRANTY OF TITLE AND FURTHER ASSURANCES; CHANGE OF PRINCIPAL PLACE OF BUSINESS. (a) The Company warrants that:

                  (1) subject to Permitted Encumbrances, the Company has good and marketable title to the Collateral and the Collateral is and will continue to be free and clear of any mortgage, lien, charge or encumbrance thereon or affecting the title thereto and the Indenture is and will continue to be a first security interest in all Collateral; and

                  (2) the Company will, at its expense, take all action necessary to maintain and preserve the first and prior perfected lien and security interest of this Indenture and the other Security Documents on and in the Collateral and, in furtherance of the foregoing, will from time to time execute, acknowledge and deliver any and all such further assurances, conveyances, financing statements, continuation statements, indentures supplemental hereto or assignments of property hereafter acquired by the Company as are required by the terms of this Indenture or any other Security Document or as the Trustee may reasonably require to subject the property which is intended to be subject to the lien of this Indenture and the other Security Documents to the lien hereof.

         (b) In the event that the Company's principal place of business shall cease to be within the State of Nevada, the Company shall give the Trustee not less than 60 days' prior written notice of such change and shall deliver to the Trustee promptly after such change and in any event within 10 days thereafter an opinion of the Company's counsel that all necessary recordings and filings under applicable law have been duly made in the public offices wherein such recordings or filings are necessary to maintain the perfection of the security interest of the Trustee in the Collateral and that all fees, taxes and charges payable in connection therewith have been paid in full by the Company.

         SECTION 5.16. OPINIONS OF COUNSEL TO BE FILED WITH TRUSTEE. The Company covenants and agrees to deliver to the Trustee, not less than 30 days nor more than 180 days prior to the fifth anniversary of the Closing Date (and every successive five year anniversary thereafter so long as any Note shall be Outstanding), an Opinion of Counsel, dated not more than 30 days prior to the date of delivery of such opinion, either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording, and refiling of this Indenture and the other Security Documents and of each supplemental indenture or other instrument of further assurance, including, without limitation, financing statements and continuation statements, as is necessary to maintain (for the next succeeding five year period) the security interest of this Indenture and the other Security Documents in the Collateral, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien.

         SECTION 5.17. APPOINTMENT OF SUCCESSOR TRUSTEE. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint a Trustee in the manner and in conformity with the requirements specified in
Section 8.09 hereof, so that there shall at all times be a Trustee hereunder.

         SECTION 5.18. REPURCHASE OF NOTES. Neither the Company nor any Subsidiary or Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Notes.

         SECTION 5.19. TRANSACTIONS WITH AFFILIATES. Except for Approved Affiliate Transactions, the Company will not enter into or be a party to, any transaction or arrangement with any Affiliate (including without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, or the payment of any fees to, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's business and upon fair and reasonable terms no less favorable to the Company than would obtain in a comparable arm's length transaction with a Person other than an Affiliate.

         SECTION 5.20. CREATION AND MAINTENANCE OF REFUND ACCOUNT. (a) The Company shall establish and maintain a segregated refund account (the "REFUND ACCOUNT") separate and apart from any other accounts maintained by the Company, which Refund Account shall remain in existence so long as any amount shall remain unpaid on the Notes.

         (b) Whenever FERC allows the Company to collect a portion of its revenues subject to refund pending final determination in a rate proceeding, the Company shall immediately upon receipt thereof from any Shipper deposit in the Refund Account:

                  (1) an amount equal to the potential estimated liability of the Company in such rate proceeding, as estimated in good faith by the Management Committee of the Company; and

                  (2) any earnings on the investment of amounts on deposit in the Refund Account.

         (c) So long as no Default or Event of Default shall exist hereunder, the Company shall apply amounts from time to time on deposit in the Refund Account in a manner consistent with the terms and provisions of this Indenture, PROVIDED that concurrently with each application of monies in the Refund Account, the Company shall furnish to the Trustee:

                  (1) an Officer's Certificate, dated the date any such amounts are to be distributed: (i) stating that no Default or Event of Default exists, (ii) identifying in reasonable detail the FERC rate proceeding to which such amounts are subject and the related Transportation Contract and Shipper, (iii) identifying the purpose of any such distribution and the identity of the recipient thereof, and (iv) if applicable, specifying the amount to be distributed to each of the Company's Partners pursuant to Section 5.09 and stating that such amounts may be distributed within the limitations of said Section 5.09;

                  (2) in the case of any distribution to any of the Company's Partners, the absolute and unconditional written agreement of each Partner to immediately return to the Company the amount of such distribution received by such Partner, to the extent necessary to make any refund, immediately upon the conclusion of the FERC rate proceeding to which such amounts are subject; and

                   (3) in the case of any distribution to any of the Company's Partners, written evidence that either: (i) the Partner to which such distribution is then being made is at the time of such distribution rated in writing "BBB" or better by S&P or "Baa2" or better by Moody's, or (ii) if such Partner is not so rated, that the obligation of such Partner to return the amount of such distribution so received is absolutely and unconditionally guaranteed by a Person which is rated "BBB" or better by S&P or "Baa2" or better by Moody's pursuant to a Guaranty in form and substance reasonably acceptable to the Trustee.

                                   ARTICLE SIX
             APPLICATION, WITHDRAWAL AND INVESTMENT OF TRUST MONEYS

        SECTION 6.01. TRUST MONEYS. All Trust Moneys received by the Trustee shall be held by the Trustee as a part of the Collateral and shall be withdrawn, paid or applied by the Trustee, as provided in Sections 6.02 through 6.06.

        SECTION 6.02. CREATION OF ACCOUNT. The Trustee is hereby directed to establish an account to be entitled "SIERRA PACIFIC POWER TSA ACCOUNT" (the "SIERRA PACIFIC POWER TSA ACCOUNT") which will remain in existence so long as any amount shall remain unpaid on the Notes. The Trustee may establish any sub-accounts within such Sierra Pacific Power TSA Account as it may deem desirable to facilitate compliance with the provisions of this Indenture.

        SECTION 6.03. SIERRA PACIFIC POWER TSA ACCOUNT. Sierra Pacific Power has agreed that upon the occurrence of an Event of Default, the Trustee shall then and thereupon direct Sierra Pacific Power, and Sierra Pacific Power shall then and thereafter pay to the Trustee for deposit in the Sierra Pacific Power TSA Account all sums due and payable by Sierra Pacific Power pursuant to the Sierra Pacific Power Transportation Contract and the Trustee shall deposit monies in the Sierra Pacific Power TSA Account as and when received.

         (b) So long as any Event of Default shall exist, Trust Monies on deposit in the Sierra Pacific Power TSA Account shall be applied to the payment of reasonable costs and expenses incurred in connection with the administration, planning, accounting, design, construction, operation, maintenance and upkeep of the Pipeline as and to the extent contemplated by the terms and provisions of this Indenture, unless and until an application of monies is to be made by the Trustee pursuant to Section 7.06 hereof, whereupon all such Trust Monies shall be applied as provided in said Section 7.06; PROVIDED that (1) in no event shall any of such Trust Monies be applied to the payment of principal, interest or premium, if any, in respect of Subordinated Debt or to the payment of Restricted Payments pursuant to Section 5.09 hereof and (2) the aggregate amount of such costs to be so paid by the Trustee shall be in proportion to the ratio of monies generated by the Collateral Security Transportation Contracts to monies generated by all of the Transportation Contracts.

        SECTION 6.04. MANDATORY PREPAYMENT UPON CASUALTY OCCURRENCE. In the event of a Casualty Occurrence and a determination in good faith by the Management Committee of the Company that such Casualty Occurrence would either
(a) have a material adverse effect on the business, properties, financial condition or results of operations of the Company that would materially jeopardize the ability of the Company to perform its obligations under the Note Purchase Agreements or this Indenture or the ability of the Company to make regularly scheduled prepayments or payments of principal, premium, if any, or interest on or in respect of the Notes on and as of the dates the same become due and payable or (b) result in an adverse change in the validity or enforceability of the Note Purchase Agreements, this Indenture or the Notes, which determination shall be made within 30 days of the date of such Casualty Occurrence (the "CASUALTY OCCURRENCE PREPAYMENT DETERMINATION DATE"), the Company shall be deemed to have elected, and shall be required, by virtue of this Section 6.04, to pay in full the Outstanding Notes on a date not more than 60 days nor less than 90 days following the date of the Casualty Occurrence Prepayment Determination Date. If for any reason whatsoever, the Management Committee of the Company has not made the determination as to whether such Casualty Occurrence would either have a material adverse effect on the business, properties, financial condition or results of operations of the Company that would materially jeopardize the ability of the Company to perform its obligations under the Note Purchase Agreements or this Indenture or the ability of the Company to make regularly scheduled prepayments or payments of principal, premium, if any, or interest on or in respect of the Notes on and as of the dates the same become due and payable or result in an adverse change in the validity or enforceability of the Note Purchase Agreements, this Indenture or the Notes on or prior to the Casualty Occurrence Prepayment Determination Date, the Company shall have irrevocably be deemed to have elected, and shall be required, to prepay the Notes as herein provided. The prepayment price of the Notes under this
Section 6.04 shall be the principal amount thereof plus accrued interest thereon to the date fixed for prepayment, and a premium equal to the then applicable Make-Whole Amount determined two business days prior to the date fixed for prepayment. Notice of such prepayment shall be given by the Company within one business day of the date of the Casualty Occurrence Prepayment Determination Date and on the date set by the Company for prepayment, the Company shall prepay in full all of the Notes and pay and discharge in full all other Secured Obligations and accrued interest thereon to the date of such prepayment, together with a premium equal to the then applicable Make-Whole Amount, determined as of two business days prior to the date of such prepayment and payment in full of all other Secured Obligations due and owing to the holders of the Notes and the Trustee.

        SECTION 6.05. OPTIONAL PREPAYMENT UPON SALE AND LEASEBACK. In the event that the Company shall consummate a sale and leaseback of the Pipeline as described in Section 5.11 hereof, the Company shall be deemed to have elected, and shall be required, by virtue of this Section 6.05 to offer to prepay all of the Notes on the date upon which such sale and leaseback transaction shall be consummated. Any holder of any part of the Notes may decline such offer of prepayment. If such offer of prepayment is accepted by any holder of the Notes, then and in such event the Outstanding Notes held by such holder shall be prepaid at a prepayment price equal to the principal amount of the Outstanding Notes held by such holder, together with interest accrued thereon, if any, to the date fixed for prepayment plus a premium equal to the Make-Whole Amount determined two business days prior to the date fixed for prepayment PLUS payment in full of all other Secured Obligations due and owing to such holder. Notice of such prepayment shall be given by the Company or by the Trustee in the name of the Trustee. If the cash then held by the Trustee as a part of the Collateral is not sufficient to pay the prepayment price of all the Outstanding Notes and to pay all other amounts payable to the holders of the Outstanding Notes which have accepted such offer of redemption, the Company will on or prior to the date scheduled for prepayment deposit with the Trustee for such purpose cash in an amount sufficient to make up such deficiency.

        SECTION 6.06. INVESTMENT OF TRUST MONEYS. All or any part of any Trust Moneys held by the Trustee hereunder shall from time to time be invested or reinvested by the Trustee in Eligible Investments. Such investments shall be held by the Trustee as a part of the Collateral and applied only to the purposes specified in, and in accordance with, Section 7.06 hereof. All such investments shall be made in the name of the Trustee and, if certificated securities, shall be held by the Trustee for the benefit of the holders of the Notes. If under the provisions of this Indenture any Trust Moneys held by the Trustee and so invested or reinvested shall be required to be applied to pay sums due and owing on the Notes or as otherwise provided in this Indenture, the Trustee shall forthwith sell such investments in an amount equivalent to the Trust Moneys so to be applied.

         The Trustee shall not be liable or responsible for any loss resulting from any investment or reinvestment pursuant to this Section 6.06.

                                  ARTICLE SEVEN
                     REMEDIES OF THE TRUSTEE AND NOTEHOLDERS
                               ON EVENT OF DEFAULT

        SECTION 7.01. EVENTS OF DEFAULT DEFINED. In case one or more of the following events (herein called Events of Default) shall have occurred and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise), that is to say:

                   (a) default in the payment of any installment of interest upon any Note, when the same shall become due and payable and continuance of such default for a period of five business days; or

                   (b) default in the payment of the principal of (or premium, if any, on) any Note as and when the same shall become due and payable whether at maturity, by declaration, or on any other date fixed for payment of principal as herein provided; or

                   (c) default on the part of the Company in the performance of the covenants or agreements on the part of the Company contained in
         Section 11.01 hereof; or

                   (d) default on the part of the Company in the performance of any of the covenants or agreements on the part of the Company contained in any other provision of this Indenture or contained in the Note Purchase Agreements or in the Intercreditor Agreement and continuance of such default for a period of thirty days after the date on which written notice specifying such Default, and requiring the same to be remedied, shall have been given to the Company by the Trustee, or to the Company and the Trustee by any holder of the Notes then Outstanding; PROVIDED, however, that in the case of any such default which cannot be cured by the payment of money and which is of a nature that is not capable of being cured within such thirty day period, if the Company shall diligently commence to cure such default within such thirty day period and diligently and in good faith thereafter prosecute such cure to completion, the time within which such default may be cured shall be extended for such period as is reasonably necessary to complete the curing thereof with diligence, but in no event shall such extension exceed 60 days from the end of such thirty-day period; or

                   (e) default or defaults on the part of the Company or any Material Subsidiary in the payment of the principal of or interest on any Debt (other than the Notes) of the Company or any Material Subsidiary, which default or defaults individually or collectively exceed $2,500,000, and any such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

                   (f) default or defaults on the part of the Company or any Material Subsidiary under any indenture, agreement or other instrument under which any Debt (other than the Notes) of the Company or any Material Subsidiary is outstanding, and any such default shall result in the acceleration of the maturity of Debt of the Company or any Material Subsidiary outstanding thereunder with an aggregate principal amount aggregating in excess of $2,500,000; or

                   (g) if any representation or warranty made by the Company in the Note Purchase Agreements, any Notes or this Indenture (or any supplemental indenture) or the Company in any statement or certificate furnished in connection with the consummation of the issuance and delivery of the Series A Notes or made by the Company in any written statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of any other series of Notes to any holder thereof or furnished by the Company to the Trustee or to any holder of the Notes pursuant hereto or pursuant to the Note Purchase Agreements or the Notes, is untrue in any material respect as of the date of the issuance or making thereof and remains untrue in any material respect; or

                   (h) (1) any termination, abrogation, amendment, change, modification, replacement, alteration or assignment of the Sierra Pacific Power Side Letter Agreement or (2) any termination, abrogation, amendment, change, modification, replacement, alteration, assignment or consent to assignment of the Sierra Pacific Power Transportation Contract or any discounting with respect to the prices contained in, the Sierra Pacific Power Transportation Contract, which in any such case could reasonably be expected to either (i) have a material adverse effect on the business, properties, financial condition or results of operations of the Company that would materially jeopardize the ability of the Company to perform its obligations under the Note Purchase Agreements or this Indenture or the ability of the Company to make regularly scheduled prepayments or payments of principal, premium, if any, or interest on or in respect of the Notes on and as of the dates the same become due and payable or (ii) result in an adverse change in the validity or enforceability of the Note Purchase Agreements, this Indenture or the Notes; PROVIDED that the assignment of the Sierra Pacific Power Transportation Contract by Sierra Pacific Power pursuant to Article X thereof as a result of the consummation of the

         SPR-Washington Water Merger within the limitations thereof as in effect on the date of this Indenture shall not be deemed or construed to be a violation of this Section 7.01(h); or

                   (i) this Indenture shall cease to be in full force and effect for any reason whatsoever, including, without limitation, any determination of any governmental body or court that this Indenture is invalid, void or unenforceable or the first and prior perfected security interest created pursuant to this Indenture is for any reason whatsoever not legal, valid and binding or the Company or any of its Affiliates shall contest or deny in writing the validity or enforceability of this Indenture or the first and prior perfected security interest created pursuant to this Indenture or the first and prior perfected security interest created pursuant to this Indenture shall lapse and the Company shall have failed for any reason whatsoever to have cured the same within 30 days of the date thereof; or

                   (j) the existence of a Material Adverse Regulatory Action;
         or

                   (k) if final judgment or judgments for the payment of money in excess of $2,500,000 in the aggregate shall be entered against the Company and/or any Material Subsidiary and such judgment or judgments shall remain unsatisfied and the execution thereof shall remain unstayed for a period of 60 days after the entry of such judgment or judgments, or such judgment or judgments shall remain unsatisfied for a period of 60 days after termination of any stay of execution thereon entered within such 60-day period; or

                   (l) the entry of a decree or order by a court having jurisdiction in the premises: (1) adjudging the Company or any Material Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of the Company or any Material Subsidiary or any of the indebtedness of the Company or any Material Subsidiary under any bankruptcy, insolvency or similar law, or (2) appointing a receiver, liquidator, trustee or assignee in bankruptcy or insolvency of the Company or any Material Subsidiary or of any substantial part of the property of the Company or any Material Subsidiary or for the winding up or liquidation of the affairs of the Company or any Material Subsidiary and the continuance of such decree or order unvacated and unstayed for a period of 90 days; or

                   (m) bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors are instituted against the Company or any Material Subsidiary and are not dismissed within 90 days after such institution; or

                   (n) the Company or any Material Subsidiary shall institute proceedings to be adjudicated a voluntary bankrupt or insolvent, or shall consent to the filing of a bankruptcy proceeding or insolvency proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy, insolvency or similar law, or shall consent to the filing of any such petition, or shall consent to the appointment on the ground of insolvency or bankruptcy of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or any Material Subsidiary or of any substantial part of the property of the Company or any Material Subsidiary or shall make a general assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due; or

                   (o) the Company shall cease to exist or be deemed to cease to exist as a general partnership under the laws of the State of Nevada, whether by voluntary or involuntary winding-up, liquidation, dissolution or termination or proceedings are initiated to wind-up, liquidate, dissolve, or terminate the Company or an event occurs which by operation of law or by an agreement of the general partners of the Company or otherwise would result in a winding-up, liquidation, dissolution or termination of the Company, unless such winding-up, liquidation, dissolution or termination of the Company as a partnership occurs in connection with the reorganization of the Company as a corporation or a limited liability company and the Company complies with the requirements of Article 11 hereof or represents a reorganization of the Company within the limitations of Section 5.03 hereof.

        SECTION 7.02. ACCELERATION OF MATURITY AND ANNULMENT. When any Event of Default described in paragraph (a) or (b) of Section 7.01 has happened and is continuing, any holder of any Note may, by notice in writing sent to the Company, declare the entire principal and all interest accrued on such Note to be, and such Note shall thereupon become forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraphs (a) through (k), inclusive, of said Section 7.01 has happened and is continuing, either the Trustee, if it shall have knowledge of an Event of Default, and if directed by the holders of at least 66-2/3% in aggregate principal amount of the Notes then Outstanding hereunder shall, or the holders of at least 66-2/3% in aggregate principal amount of the Notes then Outstanding may, by notice in writing sent to the Company, declare the entire principal and all interest accrued on all Notes to be, and all Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraph (l), (m), (n) or (o) of Section 7.01 has occurred, then all Notes then Outstanding shall immediately become due and payable, without presentment, demand or notice of any kind. Upon any such declaration, the Notes then Outstanding shall become and shall be immediately due and payable together with (to the extent permitted by applicable law) an amount (as liquidated damages for the loss of the bargain evidenced hereby and not as a penalty) equal to the Make-Whole Amount or other premium, if any, provided to be paid in the instrument creating any series of Notes, anything in this Indenture or in the Notes contained to the contrary notwithstanding. This provision, however, is subject to the condition that if, at any time after the principal of the Notes shall have been so declared due and payable, but before any sale of the Collateral, or any part thereof, shall have been made under this Article Seven, or any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided:

                   (a) the Company shall pay or shall deposit with the Trustee a sum sufficient to pay:

                            (1) all matured installments of interest upon all
                  of the Notes; and

                            (2) the principal of (and Make-Whole Amount, if any,
                  on) any and all of the Notes that shall have become due otherwise than by acceleration (with interest at the rate or rates expressed in the Notes to the date of such payment or deposit); and

                            (3) to the extent that payment of such interest is
                  enforceable under applicable law, and, if provided for in any of the Notes, interest upon overdue installments of interest at the rate or rates expressed in such Notes to the date of such payment or deposit; and

                            (4) the amount payable to the Trustee under
                  Section 8.06; and

                            (5) all other Secured Obligations due and owing
                   under this Indenture; and

                   (b) any and all Events of Default, other than the nonpayment of principal, interest (and Make-Whole Amount, if any) on the Notes and nonpayment of sums described in clauses (4) and (5) of Section 7.02(a) hereof that shall have become due solely by such declaration of acceleration, shall have been remedied or waived as provided in Section 7.12, then, and in that event the holders of at least 66-2/3% in aggregate principal amount of the Notes then Outstanding, by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereof.

        SECTION 7.03. COVENANT TO MAKE PAYMENTS UPON DEFAULT. The Company covenants that if the principal and interest and Make-Whole Amount, or other premium on any Note shall have become due and payable by reason of the exercise of the right of acceleration as stated in Section 7.02 hereof, then, upon demand of the Trustee, the Company will promptly pay to the Trustee, for the benefit of the holders of the Notes, the whole amount that then shall become due and payable on all such Notes for principal (and Make-Whole Amount or other premium, if any) or interest, or both, as the case may be, with interest upon the overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law and if provided for in the Notes) upon overdue installments of interest at the rate or rates expressed in the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and the amount payable to the Trustee under Section 8.06.

        SECTION 7.04. REMEDIES IN CASE OF DEFAULT. So long as any Event of Default shall have occurred and shall be continuing, the Trustee may and, if directed by the holders of a majority in aggregate principal amount of the Notes then Outstanding, shall:

                   (a) take possession and charge of all the Collateral, including the books, papers and accounts of the Company relating thereto, and having and holding the same, may manage the same;

                   (b) if and to the extent permitted by applicable law, by such officer or agent as it may appoint, sell all the Collateral as an entirety, or in such parcels as the holders of a majority in principal amount of the Notes then Outstanding shall in writing request, or in the absence of such request, as the Trustee may determine, at the office of the Trustee in Wilmington, Delaware, having first given written notice of such sale to the Company as provided in Section 15.04 at least ten days before such sale; the Trustee may from time to time adjourn such sale in its discretion by announcement at the time and place fixed for such sale without further notice; and upon such sale the Trustee may make and deliver to the purchaser or purchasers good and sufficient bills of sale or other conveyances for the same (for which purposes the Trustee is hereby irrevocably appointed the true and lawful attorney of the Company, in its name and stead, to make such conveyances); or

                   (c) in its own name and as trustee of an express trust proceed to protect and enforce its rights and the rights of the holders of the Notes under this Indenture by a suit or suits in equity or at law for:

                            (1) collection of sums due and unpaid upon the
                  Notes or other unpaid Secured Obligations;

                            (2) the specific performance of any covenant or
                  agreement contained herein;

                            (3) the enforcement of any other appropriate legal
                  or equitable remedy as the Trustee, being advised pursuant to an Independent Opinion of Counsel, shall deem most effectual to protect and enforce any of its rights and the rights of the holders of Notes under this Indenture;

         and prosecute any such suit, action or proceeding to judgment or final decree, and, thereupon, cause such judgment or final decree to be enforced in the manner provided by law, including, where authorized or permitted, the collection out of any property, wherever situated, of the Company (or other obligor upon the Notes) of any moneys adjudged or decreed to be payable.

        SECTION 7.05. TRUSTEE'S POWERS. The Trustee shall have all the powers, rights and privileges as may be required and reasonably necessary to perform, accomplish and comply with the duties, obligations and undertakings required or permitted by this Indenture to be made, kept and performed by the Trustee. Without limiting the foregoing, the Trustee, its assigns and its legal representatives shall have all the remedies of a secured party under the Uniform Commercial Code and such further rights and remedies as from time to time may hereafter be provided in any relevant jurisdiction for a secured party.

         Further, in case of any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition, or other similar judicial proceedings affecting the Company, any other obligor on the Notes, or the property of either, the Trustee shall have power to intervene in such proceedings and take any action therein that may be permitted by the court and shall be entitled to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Trustee and of the holders of the Notes allowed in any judicial proceeding relative to the Company, or any other obligor on the Notes, or its property, for the entire amount due and payable by the Company or such other obligor under this Indenture at the date of institution of such proceedings and for any additional amount that may become due and payable by the Company or such other obligor after such date, and to collect and receive any moneys or other property payable or deliverable on any such claim, and to distribute the same after the deduction of the amount payable to the Trustee under Section 8.06; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the holders of the Notes to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the holders of the Notes pursuant to the terms of this Indenture, to pay to the Trustee any amount due to it under Section 8.06.

         All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the pro rata benefit of the holders of the Notes then Outstanding issued under the terms of this Indenture and supplements thereto.

        SECTION 7.06. APPLICATION OF MONEYS BY TRUSTEE. Any moneys collected by the Trustee pursuant to this Article Seven shall be applied in the order following at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal (or premium, if any) or interest:

                  FIRST: To the payment of costs and expenses of collection, and of all amounts payable to the Trustee under Section 8.06;

                  SECOND: To the payment of interest thereon, in the order of maturity of the installments of such interest, with interest (if such interest has been collected by the Trustee) upon the overdue installments of interest at the rate per annum expressed in such Notes, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

                  THIRD: to the payment of the amount then owing or unpaid on the Notes for principal, Make-Whole Amount or other premium, if any, and accrued and unpaid interest and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon the Notes, then ratably to each holder of the Notes according to the aggregate of such principal and the accrued and unpaid interest with application on the

         Notes to be made, first, to accrued and unpaid interest, and second, to unpaid Make-Whole Amount or premium, and third, to unpaid principal;

                  FOURTH: to the payment of any other sums due and owing under this Indenture to any of the holders of the Notes or the Trustee; and

                  FIFTH: To the payment of the remainder, if any, to the Company, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

        SECTION 7.07. LIMITATION ON SUITS; PRESERVATION OF RIGHTS TO PAYMENT AND TO SUE. (a) Except in any case in which an Event of Default under Section 7.01(a) or (b) shall have occurred and be continuing in respect of any holder's Note, in which event such holder may direct the Trustee to declare such Note to be immediately due and payable, no holder of any Note shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law against the Company, upon or under or with respect to this Indenture or for any remedy hereunder against the Company, unless:

                   (1) such holder previously shall have given to the Trustee written notice of Default or Event of Default and of the continuance of the Default or Event of Default therein specified, as hereinbefore provided;

                   (2) the holders of not less than 66-2/3% in principal amount of the Notes then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

                   (3) the parties making such request shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby; and

                   (4) the Trustee for ten days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action, suit or proceeding;

it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee that no one or more holders of Notes shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb, or prejudice the rights of the holders of any other Notes, or to obtain or seek to obtain priority over or preference to any other such holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of the Notes. For the protection and enforcement of the provisions of this Section 7.08, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         (b) Notwithstanding any other provisions of this Indenture, however, the right of any holder of any Note to receive payment of the principal of (including any mandatory prepayment or sinking fund payment due thereon) and premium, if any, and interest on such Note, on or after the maturity date (or mandatory prepayment or sinking fund payment dates) expressed in such Note, or to institute suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of such holder.

        SECTION 7.08. REMEDIES CUMULATIVE; DELAY OR OMISSION NOT A WAIVER. All powers and remedies given by this Article Seven to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or any holder of any Note to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provision of Section 7.07, every power and remedy given by this Article Seven or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

        SECTION 7.09. WAIVER OF EXTENSION, APPRAISEMENT, STAY, LAWS. The Company will not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Indenture or any of the other Security Documents; nor claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisement of the Collateral, or any part or portion thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein contained, or pursuant to the decree, judgment or order of any court of competent jurisdiction; nor after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted by the United States of America or by any state or territory, or otherwise, to redeem the property so sold or any part thereof; and the Company hereby expressly waives, to the extent permitted by law, all benefits or advantage of any such law or laws, and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to the Trustee, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted.

        SECTION 7.10. RESTORATION OF POSITIONS. If the Trustee or any holder of the Notes has instituted any proceeding to enforce any right or remedy under this Indenture or any of the other Security Documents by foreclosure, entry or otherwise and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such holder of the Notes, then and in every such case the Company, the Trustee and the holders of the Notes shall, subject to any determination in such proceeding, be restored to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the holders of the Notes shall continue as though no such proceeding had been instituted.

        SECTION 7.11. RIGHTS OF NOTEHOLDERS TO DIRECT TRUSTEE; WAIVERS. The holders of a majority in aggregate principal amount of the Notes then Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. The holders of a majority in principal amount of the Notes at the time Outstanding may on behalf of the holders of all of the Notes waive any Default or Event of Default and its consequences, except a Default or Event of Default in the payment of the principal of (including mandatory prepayment or any sinking fund payment), or premium or interest on, any of the Notes as and when the same shall become due by the terms of such Notes, or a call for redemption, which may be waived only by written consent of each holder of any Note so in Default or subject to an Event of Default.

        SECTION 7.12. NOTICE BY TRUSTEE OF DEFAULTS. The Trustee shall, within five days after the occurrence of a Default or Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge, give to the Noteholders notice of all Defaults or Events of Default known to the Trustee, transmitted by mail to all Noteholders as their names and addresses appear on the Note Register, unless such Defaults or Events of Default shall have been cured before the giving of such notice.

                                  ARTICLE EIGHT
                                   THE TRUSTEE

         The Trustee accepts the trusts hereunder and agrees to perform the same and all other actions to be taken by the Trustee under the other Security Documents, but only upon the terms and conditions hereof, including the following, to all of which the Company and the respective holders of the Notes at any time outstanding by their acceptance thereof agree:


        SECTION 8.01. CERTAIN DUTIES AND RESPONSIBILITIES. (a) Except during the continuance of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge:

                   (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                   (2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

         (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise thereof, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                   (1) this Subsection (c) shall not be construed to limit the effect of Subsection (a) of this Section;

                   (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                   (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Notes then Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

                   (4) whether or not an Event of Default shall have occurred, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        SECTION 8.02. CERTAIN RIGHTS OF THE TRUSTEE. Subject to and except as otherwise provided in Section 8.01:

                   (a) in the absence of bad faith on the part of the Trustee, the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, Note, debenture, coupon, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                   (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Order or Company Request and any resolution of the Management Committee of the Company shall be sufficiently evidenced to the Trustee by an Officer's Certificate to which shall be attached a true, correct and complete copy of such resolution;

                   (c) the Trustee may consult with counsel and the advice or any Opinion of Counsel (which shall be an Independent Opinion of Counsel if so required in this Indenture) shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                   (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; subject to the provisions of Section 8.01(c)(4), nothing herein contained shall, however, relieve the Trustee of the obligation, upon the continuance of an Event of Default, to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                   (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

                   (f) the Trustee shall not be liable for debts contracted or liabilities or damages incurred in the management of the Collateral; and

                   (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

        SECTION 8.03. TRUSTEE NOT RESPONSIBLE FOR CERTAIN MATTERS. The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of any indenture supplemental hereto or of any other Security Document or of any Note. The Trustee shall not be accountable for the use of or application by the Company of any Notes or of the proceeds of any Notes or for the use or application of any Trust Moneys paid over by the Trustee in accordance with any provision of this Indenture. The Trustee shall not be deemed to have knowledge of any Default or Event of Default unless and until a Responsible Officer shall have actual knowledge thereof or the Trustee shall have received written notice thereof from the holder of any Note or the Company.

        SECTION 8.04. TRUSTEE'S RELATIONSHIP WITH COMPANY. The Trustee in its individual corporate capacity may otherwise deal with the Company with the same rights it would have if it were not the Trustee.

        SECTION 8.05. TRUST MONEYS. Subject to the provisions of Article Six, all Trust Moneys shall, until applied as herein provided, be held in trust by the Trustee for the purposes for which they were received but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any Trust Moneys except such as it may agree with the Company to pay thereon. Except during the continuance of a Default or Event of Default, all interest so agreed to be paid on any Trust Moneys shall be paid from time to time upon Company Order.

        SECTION 8.06. TRUSTEE'S COMPENSATION. The Company covenants and agrees to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable expenses and disbursements of the

Trustee's Independent counsel) except any such expense, disbursement, or advances as may arise from the Trustee's negligence or bad faith. The Company also covenants to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability in connection with the performance of its duties or exercise of its rights hereunder. Notwithstanding anything to the contrary in this Section 8.06 or in any other Section of this Indenture, in no event shall any Noteholder be liable for amounts owed to the Trustee under this Section 8.06. The obligations of the Company under this Section 8.06 to compensate the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured under this Indenture by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such.

        SECTION 8.07. RELIANCE ON OFFICER'S CERTIFICATES BY TRUSTEE AND OTHER PERSONS. Except as otherwise provided in Section 8.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer's Certificate delivered to the Trustee. The agents and representatives of the Trustee and any experts or counsel whose opinions are required or permitted to be delivered to the Trustee for any purpose hereunder shall likewise be fully warranted in relying and acting upon the existence of any matters proved or established by any such certificate delivered to any such expert or counsel (unless other evidence in respect thereof be herein specifically described).

        SECTION 8.08. CORPORATE TRUSTEE REQUIRED; ELIGIBILITY. There shall at all times be a Trustee hereunder that shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000, subject to supervision or examination by federal or state authority and which corporation shall have senior unsecured long term debt which is rated "A-" or better by S&P or "A2" or better by Moody's. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 8.08, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.08, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.09.

        SECTION 8.09. RESIGNATION AND REMOVAL OF TRUSTEE; APPOINTMENT OF SUCCESSOR. (a) The Trustee or any successor hereafter appointed, may at any time resign by giving written notice thereof to the Company and to the holders of the Notes then Outstanding. Upon receiving the notice of resignation of the Trustee, the Company shall, subject to Subsection (c) of this Section 8.09, promptly appoint a successor trustee by a Company Order. One copy of such Company Order shall be delivered to the resigning Trustee, one copy to the successor Trustee and one copy to each Noteholder. If no instrument of acceptance by a successor Trustee shall have been delivered to the resigning Trustee within 60 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee, or any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

         (b) If at any time any of the following shall occur:

                   (1) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.08 and shall fail to resign after written request therefor by the Company or by any such Noteholder; or

                   (2) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor Trustee by Company Order, one copy of such Company Order shall be delivered to the Trustee so removed, one copy to the successor Trustee and one copy to each Noteholder, or any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee, PROVIDED that if a Default or Event of Default shall have occurred and be continuing, the holders of at least a majority in aggregate principal amount of the Notes then Outstanding shall have the sole right and responsibility to appoint a successor Trustee. Such court may thereupon after such notice, if any, as it may deem proper remove the Trustee and appoint a successor Trustee.

         (c) The holders of at least a majority in aggregate principal amount of the Notes then Outstanding may at any time remove the Trustee and appoint a successor Trustee, PROVIDED that if no Default or Event of Default shall have occurred and be continuing at the time such holders of the Notes so appoint a successor Trustee, the concurrence of the Company in the selection of such successor Trustee shall be required. Provided no Default or Event of Default shall have occurred and be continuing, the Company may remove the Trustee and appoint a successor trustee upon the terms and conditions contained in this Indenture. If a Default or Event of Default shall have occurred and be continuing at the time the holders of at least a majority in aggregate principal amount of the Notes then Outstanding wish to appoint a successor trustee, then such holders shall have the sole right and responsibility to appoint such successor Trustee without the approval of the Company.

         (d) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Section 8.09 shall become effective until the acceptance of appointment by the successor Trustee as provided in Section 8.10.

        SECTION 8.10. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR. Every successor Trustee appointed as provided in Section 8.09 shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of the retiring Trustee hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor Trustee, the retiring Trustee shall, upon payment of any amounts then due it pursuant to any of the provisions hereof, execute and deliver an instrument transferring to such successor Trustee all the estates, properties, rights, powers and trusts of the retiring Trustee and shall assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its liens, if any, provided for in Section 8.06 hereof. Upon request of any such successor Trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such estates, properties, rights, powers and trusts.

         No successor Trustee shall accept appointment as provided in this
Section 8.10 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.08.

        SECTION 8.11. SUCCESSOR TO TRUSTEE. Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, PROVIDED such corporation shall be eligible under the provisions of
Section 8.08 without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

        SECTION 8.12. SEPARATE OR CO-TRUSTEE, POWERS. At any time or times, for the purposes of conforming to any legal requirements, restrictions or conditions in any state in which any part of the Collateral may be located, the Company (subject to Section 8.09(c) hereof) and the Trustee shall have power to appoint, and, upon the request of the Trustee, the Company shall for such purpose join with the Trustee in the execution, delivery and performance of any instruments and agreements necessary or proper to appoint, another corporation or one or more Persons, approved by the Trustee (PROVIDED that if a Default or Event of Default has occurred and is continuing, the concurrence of the Company in any such appointment shall not be required), to act either as separate trustee or trustees or as co-trustee or co-trustees jointly with the Trustee of all or any part of the Collateral. If the Company does not join in such appointment within five business days after the receipt by it of a request so to do, or in case a Default or Event of Default shall have occurred and be continuing, the Trustee alone (acting at the written direction of the holders of at least a majority in aggregate principal amount of the Notes then Outstanding) shall have the power to make such appointment.

         Such separate trustee or trustees or co-trustee or co-trustees shall have such powers and duties as shall be conferred or imposed by the terms of its or their appointment; but every such separate trustee or co-trustee shall, to the extent permitted by law, be appointed subject to the following provisions and conditions, namely:

                   (a) Notes issued hereunder shall be authenticated and delivered, and all powers, duties, obligations and rights conferred upon the Trustee in respect of the custody of all obligations and other securities and of all cash pledged or deposited hereunder shall be exercised, solely by the Trustee or its successor in the trust hereunder, and any moneys at any time coming into the hands of any such separate trustee or trustees or co-trustee or co-trustees shall be at once paid over to the Trustee or its successor in the trust hereunder;

                   (b) no power shall be exercised hereunder or under any other Security Document by any such separate trustee or trustees or co-trustee or co-trustees except jointly or with the consent in writing of the Trustee or its successor in the trust hereunder;

                   (c) the Company and the Trustee or its successor in the trust hereunder, at any time by an instrument in writing executed by them jointly, may remove any separate trustee or co-trustee appointed under this Section 8.12, and may likewise and in like manner appoint a successor to such separate trustee or co-trustee so removed or who shall resign or become incapable of acting, anything herein contained to the contrary notwithstanding (PROVIDED that if a Default or Event of Default has occurred and is continuing, the concurrence of the Company in any such appointment shall not be required); and

                   (d) any notice, request or other writing delivered solely to the Trustee or its successor in the trust hereunder shall be deemed to have been delivered to all of the trustees as effectually as if delivered to each of them.

                                  ARTICLE NINE
                           CONCERNING THE NOTEHOLDERS

        SECTION 9.01. EVIDENCE OF ACTION. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by:

                   (a) an instrument or any number of instruments of similar tenor executed by such Noteholders in person or by agent or proxy appointed in writing, or

                   (b) the record of the holders of Notes voting in favor thereof at any meeting of Noteholders, or

                   (c) a combination of such instrument or instruments and any such record of such a meeting of Noteholders; and, except as herein otherwise expressly provided, such action shall become effective where such instrument or instruments or record, or combination of both, are delivered to the Trustee, and, where expressly required hereby, to the Company.

        SECTION 9.02. PROOF OF EXECUTION. (a) Subject to the provisions of
Section 8.01, proof of the execution of any instrument by a Noteholder or his agent or proxy and proof of the holding by any Person of any of the Notes shall be sufficient if made in the following manner:

                   (1) The fact and date of the execution by any such Person of any instrument may be proved by (i) the certificate of any notary public, or other officer of any jurisdiction within the United States of America authorized to take acknowledgments of deeds to be recorded in such jurisdiction, that the Person executing such instruments acknowledged to him the execution thereof, or (ii) an affidavit of a witness to such execution sworn to before any such notary or other such officer, or (iii) the guarantee of the signature of such Person by any trust company, commercial bank or member of a national stock exchange. Where such execution is by an officer of a corporation or association or a member of a partnership on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority;

                   (2) The fact and date of the execution of any such instrument and the amount and numbers or other designations of Notes held by the Person so executing such instrument may also be proved in any other manner that the Trustee may deem sufficient, and the Trustee may require such additional proof of any matter referred to in this Section
         9.02 as it shall deem necessary.

         (b) The ownership of any Note shall be proved by the Note Register.

        SECTION 9.03. EFFECT OF ACTIONS BY HOLDERS OF NOTES. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.01, of the taking of any action by the holders of Notes, any holder of a Note or Notes who has consented to such action may, by filing written notice with the Trustee, and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Note or Notes. Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of the same Note, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not any notation in regard thereto is made upon such Note.

                                   ARTICLE TEN
                        SUPPLEMENTAL INDENTURES; WAIVERS

       SECTION 10.01. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF NOTEHOLDERS. The Company, when authorized by the Management Committee, and the Trustee from time to time and at any time, may, without the consent of the holders of the Notes, enter into an indenture or indentures supplemental hereto, in form satisfactory to the Trustee, for one or more of the following purposes:

                   (a) to evidence the succession of another Person to the Company, or successive successions, and the assumption by any such successor Person of the covenants, agreements and obligations of the Company pursuant to Article Eleven hereof;

                   (b) to provide for the creation of any series of Notes (other than Series A Notes, whose creation is provided for in Article Three hereof), pursuant to the provisions of Article Four hereof;

                   (c) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee in accordance with the terms and provisions of this Indenture; and

                   (d) to modify, eliminate or add to the provisions of this Indenture to the extent necessary to permit the appointment of a separate or co-trustee pursuant to Section 8.12.

         The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

       SECTION 10.02. MODIFICATIONS AND WAIVERS OF INDENTURE. With the consent (evidenced as provided in Section 9.01) of the holders of at least a majority in aggregate principal amount of the Notes then Outstanding, the Company, when authorized by the Management Committee or otherwise approved in accordance with the Partnership Agreement, may enter into any supplemental indenture, waiver, consent or amendment with respect to this Indenture, the Note Purchase Agreement or the Intercreditor Agreement, and the Trustee may, from time to time and at any time, enter into any supplemental indenture, waiver, consent or amendment with respect to this Indenture , the Note Purchase Agreement or the Intercreditor Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Note Purchase Agreements or the Intercreditor Agreement, as the case may be, or of modifying in any manner the rights of the holders of the Notes, except that no such supplemental indenture, waiver, consent or amendment shall, without the consent of all of the holders of Notes then Outstanding: (a) change the stated maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or change the interest thereon or any premium payable upon the redemption thereof, or change the time or reduce the amount of any mandatory prepayment or sinking fund payments in respect thereof, or (b) reduce either the aforesaid percentage in principal amount of Notes, the holders of which are required to consent to any such supplemental indenture, waiver, consent or amendment, or the percentages specified in Section 7.07 or
(c) modify any of the provisions of this Section 10.02 or Sections 5.18 or 7.07. For purposes of amending, eliminating or otherwise modifying any covenant or other provision of this Indenture, the Note Purchase Agreement or the Intercreditor Agreement which provision by its terms is for the exclusive benefit of one or more series of Notes or which by its terms is binding upon the Company only so long as such series of Notes shall be Outstanding, the consent of the holders of any series of Notes not expressly entitled to the benefit of such provision or covenant shall not be required.

         Upon the request of the Company, accompanied by a copy of a resolution of the Management Committee authorizing the execution of any such supplemental indenture, waiver, consent or amendment and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture, waiver, consent or amendment, unless such supplemental indenture, waiver, consent or amendment, as the case may be, affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion (but shall not be obligated to) enter into such supplemental indenture, waiver, consent or amendment.

       SECTION 10.03. EFFECT OF SUPPLEMENTAL INDENTURES, WAIVERS, CONSENTS OR AMENDMENTS. Upon the execution of any supplemental indenture, waiver, consent or amendment pursuant to the provisions of this Article Ten, this Indenture, the Note Purchase Agreement or the Intercreditor Agreement as the case may be, shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, and every holder of Notes theretofore or thereafter authenticated and delivered hereunder shall thereafter be determined, exercised and enforced hereunder subject in all respects to such supplemental indenture, waiver, consent or amendment; and all the terms and conditions of any such supplemental indenture waiver, consent or amendment, as the case may be, shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

       SECTION 10.04. NOTATION OF CHANGES ON NOTES. Notes authenticated and delivered after the execution of any supplemental indenture, waiver, consent or amendment, as the case may be, pursuant to the provisions of this Article Ten may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company's Management Committee, to any modification of this Indenture, the Note Purchase Agreement or the Intercreditor Agreement contained in any such supplemental indenture, waiver, consent or amendment may be prepared by the Company, authenticated and delivered by the Trustee in exchange for the Outstanding Notes.

       SECTION 10.05. TRUSTEE'S RELIANCE ON OPINION OF COUNSEL. In executing any supplemental indenture, waiver, consent or amendment permitted by this Article Ten, the Trustee shall be entitled to receive, and shall be entitled to rely upon, an Opinion of Counsel stating that the execution of such supplemental indenture, waiver, consent or amendment, as the case may be, is authorized or permitted by, and conforms to, the terms of this Article Ten.

                                 ARTICLE ELEVEN
                         CONSOLIDATION, MERGER, AND SALE

       SECTION 11.01. CONSOLIDATION, MERGERS OR SALES PERMITTED ON CERTAIN TERMS. (a) So long as no Default or Event of Default shall have occurred and be continuing, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation with or merger of the Company into any other partnership or a corporation or limited liability company (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or other disposition of the assets of the Company (including the Collateral) as an entirety or substantially as an entirety, to any other partnership or a corporation or limited liability company (whether or not affiliated with the Company or its successor or successors) organized under the laws of the United States of America or any state thereof or the District of Columbia and having substantially all of its assets in the United States of America, and lawfully entitled to acquire and operate the same; PROVIDED, HOWEVER, that, upon any such consolidation, merger, sale, conveyance, transfer or other disposition:

                   (1) either (i) the Company shall be the survivor in connection with such consolidation or merger or (ii) the partnership, corporation or limited liability company that acquires the assets of the Company or into or with which the Company merges or consolidates shall execute and deliver to the Trustee, simultaneously with such merger, consolidation or transfer, an indenture supplemental hereto in form satisfactory to the Trustee, containing an assumption by such acquiring or successor partnership or corporation of the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance and observance of every covenant and condition of this Indenture and the other Security Documents to be performed or observed by the Company;

                   (2) immediately after giving effect to such transaction: (i) no Default or Event of Default shall have occurred and be continuing,
         (ii) the Projected Debt Service Coverage Ratio will not be less than
         1.35 to 1.00 for the then-current fiscal year and for each of the Remaining Years, and (iii) the lien of this Indenture and the other Security Documents on the Collateral shall not be impaired by such transaction;

                   (3) the Company shall have delivered to the Trustee an Officer's Certificate stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article Eleven and that all conditions precedent herein provided for relating to such transaction have been complied with; and

                   (4) the Company shall have delivered to the Trustee an Independent Opinion of Counsel stating that: (i) such consolidation, merger, conveyance or transfer and any such supplemental indenture comply with this Article Eleven, (ii) all conditions precedent herein provided for relating to such transaction have been complied with,
         (iii) the lien of this Indenture on the Collateral will not be impaired by such consolidation, merger, conveyance or transfer and all filings or recordings required to be made in any jurisdiction in order to preserve and protect the lien of this Indenture on the Collateral have been made, and (iv) such consolidation, merger, conveyance or transfer will not affect the validity or enforceability of the Transportation Contracts, the Support Agreements or any of the other Operative Documents; PROVIDED, HOWEVER, that the opinions set forth in clauses
         (i) and (ii) above may be delivered pursuant to an Opinion of Counsel which is not Independent.

         (b) Upon any consolidation or merger, or any conveyance or transfer of the assets of the Company substantially as an entirety in accordance with this
Section 11.01, the successor partnership, corporation or limited liability company, as the case may be, formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made, upon causing to be recorded all necessary filings, if any, in order to protect and preserve the lien of this Indenture, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company and thereupon the Company (if such successor corporation is not the Company) shall be released from any of its obligations under this Indenture. Without limiting the foregoing, if the entity which is the successor to the Company is a corporation or a limited liability company, then and in such event, if reasonably deemed necessary by the holders of at least a majority in aggregate principal amount of the Notes then Outstanding, in order to provide them with the practical benefits of this Indenture, such successor entity shall enter into a supplement or amendment to this Indenture in form and substance reasonably necessary to reflect the fact that the Company is then and thereafter to be a corporation or limited liability company and to otherwise make changes to the terms and provisions of this Indenture consistent with the intent of the Company and the holders of the Notes as expressed in this Indenture.

         (c) Notwithstanding that any consolidation, merger, sale, lease or other disposition may be consummated within the limitations of this Section 11.01, nothing herein contained or contained in any other section of this Indenture shall be deemed or construed to alter, amend, waive or otherwise modify the rights of the holders of the Notes pursuant to Section 3.01(c) upon the occurrence of a Change of Control.

                                 ARTICLE TWELVE
                               PREPAYMENT OF NOTES

       SECTION 12.01. MANNER OF PREPAYMENT. The prepayment price and the terms, place and manner of prepayment of the Notes shall be governed by this Article Twelve, except as may otherwise be provided for the prepayment of Notes in
Section 3.01, Section 6.04 or Section 6.05 hereof, with respect to the Series A Notes, and in any supplemental indenture creating any other series of Notes, with respect to such other series, and in any agreement filed with the Trustee in accordance with the provisions of Section 5.01.

       SECTION 12.02. NOTICE OF PREPAYMENT. In the case of the Series A Notes, the Company will give notice of any prepayment thereof pursuant to Section 3.01(b) to each holder of the Series A Notes not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (a) such date, (b) the principal amount of the holder's Series A Notes to be prepaid on such date, (c) that a premium may be payable, (d) the date when such premium shall be calculated, (e) the estimated premium, together with a reasonably detailed computation of such estimated premium and (f) the accrued interest applicable to the prepayment. Such notice of prepayment shall also certify all facts. if any, which are conditions precedent to any such prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Series A Notes specified in such notice, together with accrued interest thereon and the premium, if any, payable with respect thereto shall become due and payable on the prepayment date specified in said notice. Two business days prior to the prepayment date specified in such notice, the Company shall provide each holder of a Series A Note written notice of the premium, if any, payable in connection with such prepayment and, whether or not any premium is payable, a reasonably detailed computation of the Make-Whole Amount.

         The method of prepayment of Notes of a series other than the Series A Notes and notice thereof shall be provided for in the supplemental indenture pursuant to which such series of Notes is issued and such method and notice period shall be complied with by the Company.

       SECTION 12.03. APPLICATION OF PREPAYMENT PRICE. All partial prepayments of the Series A Notes made pursuant to Section 3.01(b) shall be applied on all outstanding Series A Notes ratably in accordance with the unpaid principal amounts thereof. All partial prepayments of the Series A Notes made pursuant to
Section 3.01(c), Section 3.01(d) or Section 6.05 shall be applied only to the Series A Notes of the holders who have elected to participate in such prepayment.

         (b) All partial prepayments of any series of the Notes other than the Series A Notes shall be applied in the manner provided in the supplemental indenture pursuant to which such series of Notes is issued.

       SECTION 12.04. PAYMENT OF PREPAYMENT PRICE. If the giving of notice of prepayment shall have been completed as above provided, the Notes or portions of Notes specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable prepayment price, together with Make-Whole Amount, if any, and interest accrued to the date fixed for prepayment. On the date fixed for prepayment, such Notes shall be paid at the applicable prepayment price, together with Make-Whole Amount, if any, and interest accrued thereon to the date fixed for prepayment.

                                ARTICLE THIRTEEN
                     SATISFACTION AND DISCHARGE OF INDENTURE

         If at any time:

                   (a) the Company has paid or caused to be paid the whole amount of the principal, Make-Whole Amount and any other premium, if any, and interest on all Notes then outstanding and shall pay or cause to be paid all other Secured Obligations payable hereunder by the Company; and

                   (b) the Company has delivered to the Trustee an Officer's Certificate stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with, then, upon Company Request authorized by a resolution of the Management Committee, this Indenture and the lien, rights and interests hereby and thereby created shall cease to be of further effect, and the Trustee, at the cost and expense of the Company, shall execute and deliver proper instruments acknowledging satisfaction of and discharging this Indenture. Forthwith upon such execution and delivery the estate, right, title and interest of the Trustee in and to all securities, cash and other personal property held by it as part of the Collateral shall cease to be of further effect and the Trustee shall transfer, deliver and pay the same to the Company.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 8.06 shall survive.

                                ARTICLE FOURTEEN
                           GENERAL PARTNERS NOT LIABLE

         Notwithstanding the fact that the Company is a general partnership and that this Indenture and the Notes will be entered into by the Partners of the Company on its behalf, no liability whatsoever shall be attached to or be imposed on or otherwise be incurred by any Partner or any director, officer or employee of any such Partner of the Company for any Debt of the Company, or any representation, warranty, covenant or other agreement of the Company under or pursuant to the Notes, the Note Purchase Agreements, this Indenture or any other Security Document and the sole recourse of the holders of the Notes pursuant to this Indenture and the other Security Documents shall be limited to the assets of the Company in respect of such Debt and obligations; PROVIDED, HOWEVER, that nothing herein contained shall be deemed to waive or release the personal liability of any Partner on account of its gross negligence or willful misconduct.

                                 ARTICLE FIFTEEN
                            MISCELLANEOUS PROVISIONS

       SECTION 15.01. RECAPTURE. To the extent any holder of the Notes receives any payment by or on behalf of the Company, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Company or its trustee, receiver, custodian, liquidator or any other party under any bankruptcy law, state or Federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated and shall be included within the liabilities of the Company to the holders of the Notes as of the date such initial payment, reduction or satisfaction occurred.

       SECTION 15.02. TRUST INDENTURE FOR BENEFIT OF PARTIES HERETO. Nothing in this Indenture, expressed or implied, is intended or shall be construed to confer upon or to give to, any Person other than the parties hereto and the holders of the Notes, any right, remedy or claim under or by reason of this Indenture or any covenant, condition or stipulation hereof; and the covenants, stipulations and agreements in this Indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and the holders of the Notes.

       SECTION 15.03. SUCCESSORS AND ASSIGNS. All the covenants and agreements in this Indenture contained by or in behalf of the Company shall bind its successors and assigns, whether so expressed or not and shall inure to the benefit of the Noteholders.

       SECTION 15.04. SERVICE OF NOTICES. Any notice or demand that by any provision of this Indenture or any of the other Security Documents is required or permitted to be given or served by the Trustee or by any Noteholder to or on the Company or by the Company to the Trustee or any Noteholder shall be sufficiently given if delivered or mailed by means of telecopy or other means of recorded electronic communication (with a copy of any such communication mailed by prepaid overnight air courier sent on the same date as such telecopy) or by prepaid overnight air courier, addressed as follows:

    If to the Company:      TCPL Tuscarora Ltd.
                            111 5th Avenue S.W.
                            P.O. Box 1000, Station M
                            Calgary, Alberta T2P 4K5
                            Attention: President

                            Tuscarora Gas Pipeline Company
                            6100 Neil Road
                            P.O. Box 30057
                            Reno, NV 89520
                            Attention: President

                            Tuscarora Gas Transmission Company
                            6100 Neil Road
                            P.O. Box 30057
                            Reno, NV 89520
                            Attention: President

                            or to such other address as designated to the Trustee and to each of the Noteholders in writing.

    If to the Trustee:      Wilmington Trust Company, as Trustee
                            Rodney Square North, 1100 North Market Street
                            Wilmington, Delaware 19899-0001
                            Attention: Corporate Trust Administration
                            Telecopier Number: (302) 651-8882

    If to any holder of
    the Notes:              at the address for such holder set
                            forth in the Note Register

       SECTION 15.05. LAW APPLICABLE. This Indenture and each Note shall be governed by and construed in accordance with the laws of the State of New York.

       SECTION 15.06. SUBMISSION TO JURISDICTION. (a) Any legal action or proceeding with respect to this Indenture, the Notes or any other Security Document or any instrument, document or agreement related to any thereof may be brought in the courts of the State of New York or of the

United States of America for the Southern District of the State of New York and, by execution and delivery of this Indenture, the Company hereby accepts for itself and in respect of its property generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. The Company hereby irrevocably appoints CT Corporation System, with an office on the date of this Indenture at 1633 Broadway, New York 10019 as its agent for the purpose of accepting service of any process within the State of New York. The Company hereby irrevocably and unconditionally waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS which it may now or hereafter have to the bringing of any action or proceeding in such respective jurisdiction.

         (b) The parties hereto waive any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise, between them arising out of, connected with, related to or incidental to the relationship established between them in connection with this Indenture, the Notes or any other Operative Document, or any other instrument, document or agreement executed or delivered in connection herewith or therewith or the transactions related hereto or thereto. The parties hereto hereby agree and consent that any such claim, demand, action or cause of action shall be decided by court trial without a jury and that any of them may file an original counterpart or a copy of this Indenture with any court as written evidence of the consent of the parties hereto the waiver of their right to trial by jury.

       SECTION 15.07. CERTIFICATES TO TRUSTEE. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture or any other Security Document, the Company shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent provided for in this Indenture or such other Security Document, as the case may be, relating to the proposed action have been complied with and an Opinion of Counsel (which shall be an Independent Opinion of Counsel if so required in this Indenture or if such action would affect, directly or indirectly, the validity, enforceability, perfection or priority of the security interest in the Collateral granted pursuant to this Indenture) stating that in the opinion of such counsel, based on such application and the accompanying documents and other items required by this Indenture or such other Security Document, as the case may be, all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture or such other Security Document, as the case may be, relating to such particular application or demand, no additional certificate or opinion need be furnished.

         Each certificate or opinion provided for in this Indenture, including certificates of any Engineer or appraiser, and delivered to the Trustee with respect to compliance with a condition or covenant in this Indenture shall include: (a) a statement that each Person making such certificate or opinion has read such covenant or condition; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion whether such covenant or condition has been complied with; and (d) a statement whether, in the opinion of such Person, such condition or covenant has been complied with.

       SECTION 15.08. PAYMENTS COMING DUE ON SATURDAY, SUNDAY OR LEGAL HOLIDAY. In any case where the date of maturity of interest or principal of the Notes or the date of redemption of any Note shall be a Saturday or a Sunday or a legal holiday in New York, New York, Wilmington, Delaware or Reno, Nevada, or a day on which banking institutions in such city are authorized by law to close, then payment of interest or principal (and premium, if any) may be made on the next succeeding day not a Saturday, Sunday or legal holiday or a date on which banking institutions are authorized by law to close, and such extension of time in each such case shall be included in computing interest in connection with such payment and such payment shall be made with the same force and effect as if made on the nominal date of maturity or redemption.

       SECTION 15.09. COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

       SECTION 15.10. EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article, Section and Subsection headings contained in this Indenture and the Table of Contents are for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

       SECTION 15.11. SEPARABILITY OF INDENTURE PROVISIONS. In case any one or more of the provisions contained in this Indenture or in the Notes shall for any reason be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired in any way.

       SECTION 15.12. COMPANY REMAINS LIABLE; RIGHTS OF COMPANY. Anything in this Indenture to the contrary notwithstanding: (a) the Company shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Indenture had not been executed, (b) if any adjustment or refund of any amounts payable under or in respect of the Transportation Contracts or the Tariff, or any interest therein, is ordered by FERC or any other governmental agency or authority with jurisdiction over the Company and such order shall have become final and non-appealable, or the Company shall have become required by applicable law to effect such adjustment or refund notwithstanding that such order may at any time be subject to administrative or judicial review, rehearing, reconsideration or appeal, the Company will duly and promptly effect such an adjustment or refund in accordance with the applicable terms of such order, and will not (1) seek to recover any payment made to the Trustee for payment on the Notes or any of the other Secured Obligations (or any amounts on deposit with the Trustee after acceleration of the Notes), any Noteholder, or any other holder of any of the Notes hereunder or under any of the other Security Documents or (2) deduct or set-off against any amount payable by the Company in respect of the Notes or any of the other Secured Obligations (or any amounts on deposit with the Trustee after acceleration of the Notes), (c) the exercise by the Trustee of any of the rights hereunder shall not release the Company from any of its duties or obligations under the contracts and agreements included in the Collateral, (d) the Trustee, the Noteholders and the other holders of the Notes shall, by reason of this Indenture, be responsible only for moneys actually received by them under the contracts and agreements included in the Collateral, and neither the Trustee or any Noteholder shall, by reason of this Indenture or any other Security

Document, have any obligation or liability whatsoever under the contracts and agreements included in the Collateral, nor shall the Trustee or any Noteholder be obligated, by reason of this Indenture, to perform any of the obligations or duties of the Company thereunder or to take any action to collect or enforce any claim for payment assigned hereunder; PROVIDED, HOWEVER, that subject to the covenants of the Company in this Indenture, so long as no Event of Default shall have occurred and be continuing, the Company may exercise all of its rights under the Transportation Contracts, the Support Agreements and the other Collateral, including without limitation the right to receive all moneys due or to become due thereunder and to amend the Transportation Contracts and Support Agreements as provided in Section 5.14 hereof and to enforce such Transportation Contracts and Support Agreements and take all actions necessary to collect amounts due under or to enforce such Transportation Contracts and Support Agreements.

       SECTION 15.13. ENVIRONMENTAL INDEMNITY AND COVENANT NOT TO SUE. (a) The Company agrees to indemnify and hold harmless from time to time the Trustee (in its individual corporate capacity and in its capacity as Trustee), each holder of the Notes, each Person claiming by, through, under or on account of any of the foregoing and the respective directors, trustees, officers, counsel, employees, agents, successors and assigns of each of the foregoing Persons (the "INDEMNIFIED PARTIES") from and against any and all losses, claims, cost recovery actions, administrative orders or proceedings, damages and liabilities to which any such Indemnified Party may become subject in connection with this Indenture, the Notes or any other Operative Document (1) under any Environmental Law applicable to the Company or any of its Subsidiaries or any of their respective properties, including without limitation the treatment or disposal of Hazardous Substances on any of their respective properties, (2) as a result of the breach or non-compliance by the Company or any of its Subsidiaries with any Environmental Law applicable to the Company or any of its Subsidiaries and (3) due to past ownership by the Company or any of its Subsidiaries or any of their respective properties or past activity on any of their respective properties which, though lawful and fully permissible at the time, could result in present liability, (4) the presence, use, release, storage, treatment or disposal of Hazardous Substances on or at any of the properties owned or operated by the Company or any of its Subsidiaries, or (5) any other environmental, health or safety condition; PROVIDED, HOWEVER, that the foregoing indemnification shall not apply to any actions or omissions to act by any Indemnified Party constituting gross negligence or willful misconduct. The provisions of this
Section 15.13(a) shall survive termination of this Indenture by payment in full of all of the Notes issued hereunder and shall survive the transfer of any Note or Notes issued hereunder.

         (b) Without limiting the provisions of clause (a) of this Section 15.13, the Company and its successors and assigns hereby waive, release and covenant not to bring against any of the Indemnified Parties any demand, claim, cost recovery action or lawsuit they may now or hereafter have or accrue in connection with this Indenture, the Notes or any other Operative Document arising from: (1) any Environmental Law now or hereafter enacted applicable to the Company or any of its Subsidiaries, (2) the presence, use, release, storage, treatment or disposal of Hazardous Substances on or at any of the properties owned or operated by the Company or any of its Subsidiaries, or (3) the breach or non-compliance by the Company with any Environmental Law or environmental covenant applicable to the Company or any of its Subsidiaries; PROVIDED, HOWEVER, that the foregoing waiver, release and covenants shall not be applicable to any actions or failures to act of any of the Indemnified Parties constituting gross negligence or willful misconduct.

         IN WITNESS WHEREOF, TUSCARORA GAS TRANSMISSION COMPANY has caused this Indenture to be signed in its name by the duly authorized officers of each of the Partners, and WILMINGTON TRUST COMPANY, as Trustee, has caused this Indenture to be signed in its corporate name by its Vice President as of the day and year first above written.



                       TUSCARORA GAS TRANSMISSION COMPANY

                       By: TCPL TUSCARORA Ltd., a General Partner

                       By: /s/ MICHAEL DURNIN
                           -----------------------------------------

                       Its: PRESIDENT
                           -----------------------------------------



                       By: TUSCARORA GAS PIPELINE COMPANY,
                           a General Partner

                       By: /s/ GEORGE CANNING
                           -----------------------------------------

                       Its: PRESIDENT
                           -----------------------------------------



                       WILMINGTON TRUST COMPANY, Trustee

                       By: /s/ JAMES P. LAWLER
                           -----------------------------------------

                                   SCHEDULE I

                            TRANSPORTATION CONTRACTS

         The following described contracts, and all renewals, extensions, supplements or amendments thereof, between the Company (or a predecessor corporation) and the respective shippers named below providing for the transmission of natural gas by the Company:

             SHIPPER                     SCHEDULE              EXPIRATION DATE
                                       (volume/Dthd)             (Years From
                                                              Commencement Date)
--------------------------------------------------------------------------------
Sierra Pacific Power Company              95,000                      20
--------------------------------------------------------------------------------
City of Susanville, California             5,500                      21
--------------------------------------------------------------------------------
Sierra Pacific Resources                   4,770                      20
--------------------------------------------------------------------------------
Sierra Pacific Resources                   3,600                      20
--------------------------------------------------------------------------------
Sierra Pacific Resources                   2,030                      20
--------------------------------------------------------------------------------
City of Alturas                              500                      21
--------------------------------------------------------------------------------
Eldorado Hotel Associates                    500                      20
--------------------------------------------------------------------------------
V.A. Medical Center                          350                      20
--------------------------------------------------------------------------------


                                   SCHEDULE I
                (to Indenture, Assignment and Security Agreement)

                                   SCHEDULE II

                               SUPPORT AGREEMENTS

         The following described agreements, and all renewals, extensions, supplements or amendments thereof, between the Company (or a predecessor corporation) and the respective shippers named below providing support for the Transportation Contracts between the respective shippers and the Company:

          SHIPPER                        SCHEDULE              EXPIRATION DATE
                                       (volume/Dthd)             (Years From
                                                              Commencement Date)
--------------------------------------------------------------------------------
Sierra Pacific Power Company              95,000                     20
--------------------------------------------------------------------------------


                                   SCHEDULE II
                (to Indenture, Assignment and Security Agreement)

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN APPLICABLE EXEMPTION THEREFROM.

                                    EXHIBIT A

                                  FORM OF NOTE

                       TUSCARORA GAS TRANSMISSION COMPANY

             ___% Senior Secured Note, Series __, due _____________

No.

         FOR VALUE RECEIVED, TUSCARORA GAS TRANSMISSION COMPANY, a general partnership organized and existing under the laws of the State of Nevada (hereinafter called the Company, which term shall include any successor thereto as defined in the Indenture hereinafter referred to), hereby promises to pay to or registered assigns on
                             the principal amount of

                                                                        DOLLARS

($_________) in coin or in currency of the United States of America that at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered owner hereof interest on the principal amount from time to time remaining unpaid hereon from the date hereof until maturity, at the rate of ______ per cent (___%) per annum (computed on the basis of a 360-day year of twelve 30-day months), in like coin or currency, payable on ____________ and ____________ in each year commencing on __________, until the principal hereof shall be paid. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the Overdue Rate after the due date, whether by acceleration or otherwise, until paid. "OVERDUE RATE" shall mean the lesser of (a) the maximum interest rate permitted by law and (b) the greater of (1) ___% per annum and (2) the rate which Citibank, N.A., New York, New York, announces from time to time as its prime lending rate as in effect from time to time. Payments of principal, premium and interest are to be made at the principal office of the Company in Reno, Nevada; PROVIDED, that principal, premium and interest may be paid as otherwise provided by an agreement between the Company and the registered holder which is permitted by the Indenture (as hereinafter defined).

         This Note is one of an authorized issue of Notes of the Company known as its Senior Secured Notes, not limited in aggregate principal amount except as provided in the Indenture


                                    EXHIBIT A
                (to Indenture, Assignment and Security Agreement) hereinafter mentioned, all issued and to be issued in one or more series under and equally and ratably secured by an Indenture, Assignment and Security Agreement dated as of December 21, 1995 (hereinafter called "ORIGINAL INDENTURE") executed by the Company to Wilmington Trust Company, as trustee (herein called the "TRUSTEE"), [reference to supplemental indentures] (the Original Indenture, as so supplemented and amended, is hereinafter referred to as the "INDENTURE"), to which Indenture reference is hereby made for a description of the terms and conditions upon which the Notes are and are to be secured and the rights of the holders or registered owners thereof and of the Trustee in respect of such security. As provided in the Indenture, such Notes may be issued in series, for various principal sums, may bear different dates and mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided or permitted.

         This Note is one of the Notes described in the Indenture and designated therein as the ___% Senior Secured Notes, Series __, due __________________ (hereinafter referred to as the "SERIES __ NOTES"). The Series ___ Notes are subject to prepayment as provided in [reference to Indenture or supplemental indenture]. The Series ___ Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Indenture.

         In case an Event of Default (as defined in the Indenture) shall occur and be continuing, the principal of all the Notes outstanding may be declared and may become due and payable in the manner and with the effect provided in the Indenture.

         This Note is a registered Note and is transferable by the registered holder thereof in person or by the duly authorized attorney of such holder on the Note Register to be kept for the purpose at the principal office of the Trustee as Note Registrar and transfer agent for the Notes, in Wilmington, Delaware. Upon surrender of this Note accompanied by written instruments of transfer in form reasonably approved by the Trustee, duly executed by the registered holder in person or by such attorney, and upon cancellation hereof, one or more new Notes of the same series and maturity, in authorized denominations of not less than $100,000, in an aggregate principal amount equal to the principal amount remaining unpaid upon this Note, shall be issued to the transferee in exchange therefor, as provided in the Indenture. The Company and the Trustee may deem and treat the person in whose name this
Note is registered on the Note Register as the absolute owner hereof (whether or not this Note shall be overdue) for the purpose of receiving payment hereon, and on account hereof and for all other purposes.

         This Note shall not be valid or become obligatory for any purpose until the certificate endorsed hereon shall be signed by the Trustee under the Indenture.

         IN WITNESS WHEREOF, TUSCARORA GAS TRANSMISSION COMPANY has caused these presents to be signed in its name by the duly authorized officers of each of its general partners.

Dated:


                               TUSCARORA GAS TRANSMISSION COMPANY

                               By: TCPL TUSCARORA Ltd., a General Partner


                               By:
                                   -------------------------------------------

                               Its:
                                   -------------------------------------------



                               By: TUSCARORA GAS PIPELINE COMPANY,
                                   a General Partner


                               By:
                                   -------------------------------------------

                               Its:
                                   -------------------------------------------

                TRUSTEE'S CERTIFICATE TO BE ENDORSED ON ALL NOTES

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This Note is one of the Notes of the series designated herein, described in the within-mentioned Indenture.


                                          WILMINGTON TRUST COMPANY, as Trustee



                                          By
                                                            Authorized Officer

                                   EXHIBIT B-1

                    FORM OF DEBT SERVICE COVERAGE CERTIFICATE

                                     [Date]

Wilmington Trust Company, as Trustee
Rodney Square North, 1100 North Market Street
Wilmington, Delaware  19899-0001
Attention:  Corporate Trust Administration

         Pursuant to the requirements of that certain Indenture, Assignment and Security Agreement dated as of December 21, 1995 (the "INDENTURE") between the undersigned Tuscarora Gas Transmission Company, a Nevada general partnership (the "COMPANY"), and Wilmington Trust Company, as Trustee (the "TRUSTEE"), the Company hereby certifies as of the date hereof as follows (all capitalized terms not otherwise defined herein shall have the respective meanings assigned thereto in the Indenture):

                    1. The Cash Available from Operations for the period from ________________ to ____________ (the "APPLICABLE PERIOD") is as
         demonstrated in reasonable detail in the spread sheet attached hereto and made a part hereof.

                    2. The Debt Service for the Applicable Period is as demonstrated in reasonable detail in the spread sheet attached hereto and made a part hereof.

                    3. The Debt Service Coverage Ratio (the ratio of #1 above to #2 above) for the Applicable Period is _________ to ________ (must be not less than 1.25 to 1)(1).

----------
(1) Complete steps 1-3 for each period to be tested


                                   EXHIBIT B-1
                (to Indenture, Assignment and Security Agreement)

                               TUSCARORA GAS TRANSMISSION COMPANY

                               By: TCPL TUSCARORA Ltd., a General Partner


                               By:
                                   -------------------------------------------

                               Its:
                                   -------------------------------------------



                               By: TUSCARORA GAS PIPELINE COMPANY,
                                   a General Partner


                               By:
                                   -------------------------------------------

                               Its:
                                   -------------------------------------------


                                      B-1-2

                                   EXHIBIT B-2

               FORM OF PROJECTED DEBT SERVICE COVERAGE CERTIFICATE

                                     [Date]

Wilmington Trust Company, as Trustee
Rodney Square North, 1100 North Market Street
Wilmington, Delaware  19899-0001
Attention:  Corporate Trust Administration

         Pursuant to the requirements of that certain Indenture, Assignment and Security Agreement dated as of December 21, 1995 (the "INDENTURE") between Tuscarora Gas Transmission Company, a Nevada general partnership (the "COMPANY"), and Wilmington Trust Company, as Trustee (the "TRUSTEE"), the Company hereby certifies as of the date hereof as follows (all capitalized terms not otherwise defined herein shall have the respective meanings assigned thereto in the Indenture):

                    1. The Projected Cash Under Transportation Contracts for the period from ___________ to ___________ (the "APPLICABLE PERIOD") is as demonstrated in reasonable detail in the spread sheet attached hereto and made a part hereof.

                    2. The Projected Debt Service for the Applicable Period is as demonstrated in reasonable detail in the spread sheet attached hereto and made a part hereof.

                    3. The Projected Debt Service Coverage Ratio (the ratio of #1 above to #2 above) for the Applicable Period is _________ to ________ (must be not less than 1.35 to 1)(2).

----------
(2) Complete steps 1-3 for each period to be tested


                                   EXHIBIT B-2
                (to Indenture, Assignment and Security Agreement)

                               TUSCARORA GAS TRANSMISSION COMPANY

                               By: TCPL TUSCARORA Ltd., a General Partner

                               By:
                                   -------------------------------------------

                               Its:
                                   -------------------------------------------



                               By: TUSCARORA GAS PIPELINE COMPANY,
                                   a General Partner


                               By:
                                   -------------------------------------------

                               Its:
                                   -------------------------------------------


                                      B-2-2

                                    EXHIBIT C

                            SUBORDINATION PROVISIONS

         (a) The indebtedness evidenced by the subordinated notes and any renewals or extensions thereof, premium, if any, interest (including, without limitation any such interest accruing subsequent to the filing by or against the Company of any proceeding brought under Chapter 11 of the Bankruptcy Code (11 U.S.C. Section 100 ET SEQ.)) and any fees, charges, expenses or other sums payable under or in respect of the agreements pursuant to which such subordinated notes were issued, shall at all times be wholly and unconditionally subordinate and junior in right of payment to any and all indebtedness of the Company (including principal, the Make-Whole Amount, if any, accrued and unpaid interest, including any interest which may accrue subsequent to commencement of proceedings under bankruptcy laws (whether or not such interest is allowed as a claim pursuant to the provisions of any such bankruptcy laws) and all other amounts due under the agreement pursuant to which such indebtedness shall have been issued, including (y) the Company's $91,700,000 aggregate principal amount 7.13% Senior Secured Notes, Series A, due December 21, 2010 (collectively the "SERIES A NOTES") issued pursuant to the separate and several Note Purchase Agreements, each dated as of December 21, 1995 between the Company and the institutional investors named in Schedule I attached thereto and (z) any other indebtedness for borrowed money of the Company not expressed to be subordinate or junior to any other indebtedness of the Company (herein called "SUPERIOR INDEBTEDNESS"), in the manner and with the force and effect hereafter set forth:

                   (1) In the event of any (i) liquidation, dissolution or winding up of the Company, voluntary or involuntary, (ii) any execution, sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceeding relative to the Company or its property, (iii) any general assignment by the Company for the benefit of creditors, or (iv) any distribution, division, marshalling or application of any of the properties or assets of the Company or the proceeds thereof to creditors, voluntary or involuntary, and whether or not involving legal proceedings, then and in any event:

                            (A) all principal, premium, if any, and interest and
                  all other sums owing on all Superior Indebtedness shall first be indefeasibly paid in full in cash before any payment or distribution of any kind or character is made upon the indebtedness evidenced by the subordinated notes; and in any such event any payment or distribution of any kind or character, whether in cash, property or securities (other than in securities, including equity securities, or other evidences of indebtedness, the payment of which is unconditionally subordinated (to the same extent as the subordinated notes) to the payment of all Superior Indebtedness which may at the time be outstanding) which shall be made upon or in respect of the subordinated notes shall immediately be paid over to the holders of such Superior Indebtedness, pro rata, for application in payment thereof, unless and until such Superior Indebtedness shall have been indefeasibly paid or satisfied in full in cash;


                                    EXHIBIT C
                (to Indenture, Assignment and Security Agreement)

                   (2) In the event that the subordinated notes are in default under circumstances when the foregoing clause (l) shall not be applicable, the holders of the subordinated notes shall be entitled to payments of principal, premium, if any, or interest only after there shall first have been indefeasibly paid in full in cash all Superior Indebtedness outstanding at the time the subordinated notes so become in default, or payment shall have been provided for in a manner satisfactory to the holders of such Superior Indebtedness; and

                   (3) During the continuance of any default with respect to any Superior Indebtedness permitting the holders thereof to accelerate the maturity of such Superior Indebtedness, no payment of principal, premium, if any, or interest or any other fees, charges, expenses or other sums payable under or in respect of the agreements pursuant to which such subordinated notes were issued shall be made on the subordinated notes.

         (b) The holder of each subordinated note agrees that: (1) it will not initiate a proceeding for liquidation, dissolution or winding up of the Company, or for execution, sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceeding relative to the Company or its property and (2) it will not accelerate the maturity of or enforce the collection of the subordinated notes; PROVIDED, HOWEVER, that nothing contained herein shall prevent any holder of a subordinated note from (i) joining in any legal proceedings involving the Company (A) initiated by any holder of Superior Indebtedness to collect or enforce Superior Indebtedness, or (B) under the federal bankruptcy laws, or (ii) from initiating a legal proceeding (A) when necessary to prevent the imminent expiration of any applicable limitations period, or (B) in the event of a nonpayment of the subordinated notes by reason of these subordination provisions, not less than 365 days after the date such payment was due, to enforce, establish, protect or preserve the rights and claims of such subordinated note holder on and in respect of the subordinated notes, including the filing of any petition in bankruptcy.

         (c) The holder of each subordinated note undertakes and agrees for the benefit of each holder of Superior Indebtedness to execute, verify, deliver and file any proofs of claim within 30 days before the expiration of the time to file the same which any holder of Superior Indebtedness may at any time require in order to prove and realize upon any rights or claims pertaining to the subordinated notes and to effectuate the full benefit of the subordination contained herein; and upon failure of the holder of any subordinated note so to do, any such holder of Superior Indebtedness shall be deemed to be irrevocably appointed the agent and attorney-in-fact of the holder of such note to execute, verify, deliver and file any such proofs of claim.

         (d) No right of any holder of any Superior Indebtedness to enforce subordination as herein provided shall at any time or in any way be affected or impaired by any failure to act on the part of the Company or the holders of Superior Indebtedness, or by any noncompliance by the Company with any of the terms, provisions and covenants of the subordinated notes or the agreement under which they are issued, regardless of any knowledge thereof that any such holder of Superior Indebtedness may have or be otherwise charged with.

         (e) The subordination effected by the foregoing provisions and the rights created thereby of the holders of the Superior Indebtedness shall not be affected by: (1) any amendment of or addition or supplement to any Superior Indebtedness or any instrument or agreement relating thereto, (2) any exercise or non-exercise of any right, power or remedy under or in respect of any Superior Indebtedness or any instrument or agreement relating thereto, or (3) the giving or denial of any waiver, consent, release, indulgence, extension, renewal, modification or delay or the taking or nontaking of any other action, inaction or omission, in respect of any Superior Indebtedness or any instrument or agreement relating thereto or to any securities relating thereto or any guarantee thereof, whether or not any holder of any subordinated notes shall have had notice or knowledge of any of the foregoing.

         (f) The Company agrees, for the benefit of the holders of Superior Indebtedness, that in the event that any subordinated note is declared due and payable before its expressed maturity because of the occurrence of a default hereunder: (1) the Company will give prompt notice in writing of such happening to the holders of Superior Indebtedness and (2) all Superior Indebtedness shall forthwith become immediately due and payable upon demand, regardless of the expressed maturity thereof and (3) the holders of such subordinated notes shall not entitled to receive any payment or distribution in respect thereof or applicable thereto until all Superior Indebtedness at the time outstanding shall have been indefeasibly paid in full in cash.

         (g) No holder of any subordinated notes will sell, assign, pledge, encumber or otherwise dispose of any of its subordinated notes unless such sale, assignment, pledge, encumbrance or disposition is made expressly subject to the foregoing provisions.

         (h) The foregoing provisions are solely for the purpose of defining the relative rights of the holders of Superior Indebtedness on the one hand, and the holders of the subordinated notes on the other hand, and nothing herein shall impair, as between the Company and the holders of the subordinated notes, the obligation of the Company which is unconditional and absolute, to pay the principal, premium, if any, and interest on the subordinated notes in accordance with their terms, nor shall anything herein prevent the holders of the subordinated notes from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder, subject to the rights of the holders of Superior Indebtedness as herein provided for.

         (i) If any payment or distribution of any character, whether in cash, securities or other property shall be received by any holder of any subordinated notes in contravention of this Section ________, such payment or distribution shall be received and held in trust for the benefit of, and shall be promptly paid over or delivered and transferred in the form received to, the holders of the Superior Indebtedness pro rata for application to the payment of all Superior Indebtedness remaining unpaid, to the extent necessary to indefeasibly pay all such Superior Indebtedness in full in cash. In the event of the failure of any holder of the subordinated notes to endorse or assign any such payment, distribution or security, any holder of the Superior Indebtedness or such holder's representative is hereby irrevocably authorized to endorse or assign the same.

         (j) After all Superior Indebtedness is indefeasibly paid in full in cash and until the subordinated notes are paid in full, the holders of the subordinated notes shall be subrogated to the rights of the holders of Superior Indebtedness to receive payments or distributions on or in respect of the Superior Indebtedness to the extent that payments or distributions otherwise payable to the holders of the subordinated notes have been applied to the payment of Superior Indebtedness. A payment or distribution made under these subordination provisions to the holders of the subordinated notes is not, as between the Company and the holders of the subordinated notes enforcing rights under this paragraph (j), a payment or distribution by the Company on Superior Indebtedness.